As filed with the Securities and Exchange Commission on November 14, 1995
-------------------------------------------------------------------------
                                             Registration No. 33-
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
     -------------------------------------------------------
                            FORM S-3
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                          PepsiCo, Inc.
     (Exact name of registrant as specified in its charter)

   North Carolina            5812             13-1584302
  (State or other     (Primary Standard    (I.R.S. Employer
  jurisdiction of         Industrial     Identification No.)
  incorporation or   Classification Code
   organization)           Number)

                 Purchase, New York  10577-1444
                         (914) 253-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      DOUGLAS M. CRAM, Esq.
          Vice President and Assistant General Counsel
                          PepsiCo, Inc.
                 Purchase, New York  10577-1444
                         (914) 253-2000
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                            Copy to:
                    WILLIAM M. HARTNETT, Esq.
                     Cahill Gordon & Reindel
                         80 Pine Street
                    New York, New York 10005
                         (212) 701-3000
     Approximate date of commencement of proposed sale of the
                    securities to the public:
  From time to time after the effective date of this Registration
Statement as determined in light of market   conditions.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

                 CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
Title of          Amount to be     Proposed        Proposed       Amount of
securities        registered       maximum         maximum        registration
to be                              aggregate       offering       fee
registered                         offering price  price (1)
                                   per unit (1)
---------------------------------------------------------------------------
Debt Securities,
Debt Warrants and  $2,500,000,000     100%         $2,500,000,000  $500,000.00
Shelf Warrants         (2)(3)                         (2)


  (1) Estimated solely for the purpose of determining the amount of the registration fee.
   (2) In U.S. dollars or the equivalent thereof in the case of foreign currencies or currency equivalents.
   (3) The principal amount at maturity will be greater if any Debt Securities, Debt Warrants or Shelf Warrants are sold with original issue discount.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

   Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the prospectus included in this registration statement also relates to $2,087,000,000 of Debt Securities, Debt Warrants and Shelf Warrants previously registered under the registrant's registration statement on Form S-3 (File No. 33-57181).

                            PROSPECTUS

                       U.S. $4,587,000,000

                             L O G O

                  DEBT SECURITIES AND WARRANTS
        Due Not Less Than Nine Months from Date of Issue

PepsiCo, Inc., a North Carolina corporation (the "Company"), may from time to time offer one or more of the following securities under the Registration Statement (hereinafter defined) of which this Prospectus forms a part: debt securities, consisting of notes, debentures, and other evidences of unsecured indebtedness (the "Debt Securities"), warrants to purchase Debt Securities (the "Debt Warrants"), and other warrants, options, and unsecured contractual obligations of the Company (the "Shelf Warrants") (Debt Warrants and Shelf Warrants sometimes referred to collectively as the "Warrants"), up to an aggregate initial offering price of $4,587,000,000 or the equivalent thereof in one or more foreign or composite currencies (any such foreign or composite currency a "Specified Currency"). See "Important Currency Exchange Information". Debt Securities and Warrants (collectively, the "Securities" and each, individually, a "Security") may be offered separately or together, in amounts, at prices, and on terms to be determined at the time of sale.

The particular terms of any series of Debt Securities will be set forth in a separate supplement to this Prospectus (each a "Pricing Supplement"). Each Debt Security will bear interest at either a fixed rate established by the Company at the date of issue (a "Fixed Rate Debt Security") (which in the case of a Debt Security issued at a discount from its principal amount (a "Discount Debt Security") may be zero) or a floating rate (a "Floating Rate Debt Security"). A Fixed Rate Debt Security may pay a variable amount of principal and a Floating Rate Debt Security may pay a variable amount of interest and/or principal, in each case as determined by reference to the relative value of one or more Specified Currencies, commodities, or instruments, the level of one or more financial or non-financial indices, or any other designated factor or factors (each such security an "Indexed Debt Security"). The minimum denominations in which Debt Securities of a particular series may be purchased will be set forth in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, Debt Securities will be issued in integral multiples of $1,000, will not be redeemable or repayable prior to maturity, and will not be subject to any sinking fund. Each Debt Security will be issued in registered form and will be represented by a single global certificate (a "Global Debt Security") or, at the option of the Company, by a certificate registered in definitive form. Each Global Debt Security will be deposited with The Depository Trust Company, as depositary ("DTC"), or with any other depositary appointed by the Company (DTC or such other depositary the
"Depositary"), and will be registered in the name of the Depositary or a nominee thereof. Beneficial interests in a Global Debt Security will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its Participants (hereinafter defined). Except under the circumstances described herein or in the applicable Pricing Supplement, beneficial interests in a Global Debt Security will not be issuable in definitive form. SEE "DESCRIPTION OF DEBT SECURITIES--CURRENCY AND INDEX-RELATED RISK FACTORS" FOR A DISCUSSION OF GENERAL RISKS ASSOCIATED WITH INVESTMENTS IN
INDEXED DEBT SECURITIES AND IN DEBT SECURITIES DENOMINATED OR PAYABLE IN A SPECIFIED CURRENCY.

The particular terms of any series of Warrants, including the designation, offering price, detachability, expiration date, procedures and conditions relating to exercise, and information regarding the underlying instrument, commodity, or index will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"). The applicable Prospectus Supplement will also identify any material United States tax considerations and any general risks associated with an investment in Warrants of a given series. See "Description of Warrants".

In the event of a variance in the terms set forth in this Prospectus and in the Pricing Supplement or Prospectus Supplement applicable to a particular series of Securities (each such supplement an "applicable Supplement"), the terms of the applicable Supplement will govern.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY APPLICABLE SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Securities may from time to time be offered and sold by the Company directly to investors, through one or more agents, or to underwriters for resale to investors. There is no agreement at this time between the Company and any agent or underwriter with respect to the Securities. However, it is anticipated that any agreement between the Company and any agent or underwriter will be in substantially the form of Distribution Agreement filed as
Exhibit 1 to the Registration Statement (hereinafter defined). The name of any agent or underwriter involved in the offering of any particular series of Securities (other than an agent acting as purchaser for its own account) will be set forth in the applicable Supplement (any such named agent or underwriter, respectively, an "Agent" or "Underwriter"). It is not currently anticipated that any series of Securities will be listed on any securities exchange and there can be no assurance either that the Securities will be sold or, if sold, that there will be a secondary market for them. The Company or any Agent or Underwriter may reject any offer to purchase Securities, in whole or in part, whether or not solicited. The Company will have the sole right to accept any offer to purchase Securities and reserves the right to withdraw, cancel, or modify, without notice, the offer to sell Securities contained in this Prospectus and in any applicable Supplement. See "Plan of Distribution".

                                Maximum
                                Aggregate         Minimum
                Price to        Commissions &     Proceeds to
                Public (1)      Discounts         the Company
                                (2)(3)            (2)(3)(4)
-----------------------------------------------------------------------

Per Debt        100%(5)          0.75%             99.25%
Security

Per Warrant     (6)              0.75%             99.25%

Total           $4,587,000,000   $34,402,500(7)(8) $4,552,597,500(7)(8)
                  (7)(8)
-----------------------------------------------------------------------

(1) The aggregate initial public offering price of all Debt Securities and Warrants sold hereunder will not exceed $4,587,000,000, or the equivalent thereof in one or more Specified Currencies, as the case may be.
(2) The Company may pay commissions to Agents and offer discounts to Underwriters, which commissions and discounts will not, in the aggregate, exceed 0.75% of the aggregate initial offering price of all Debt Securities and Warrants sold through Agents and Underwriters. Any such commission or discount will be identified in the applicable Supplement.
(3) An Agent or Underwriter may realize additional consideration from its participation as broker or counterparty in one or more swap transactions related to the issuance of Debt Securities or Warrants. Each Agent and Underwriter will be indemnified by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.
(4) Before deduction of expenses payable by the Company estimated at $1,550,000.00.
(5) Unless otherwise specified in the applicable Pricing Supplement, Debt Securities will be issued at 100% of their principal amount.
(6) The initial public offering price of any Warrants sold hereunder will be set forth in the applicable Prospectus Supplement.
(7) Includes up to $2,087,000,000 in initial public offering price, $15,652,500.00 of discounts and commissions, and $2,071,347,500 -- of minimum proceeds to the Company, of Debt Securities and Warrants which, as of the date hereof, were eligible for sale under the Company's prospectus dated January 11, 1995, relating to up to $3,322,000,000 in aggregate principal amount of debt securities and warrants.
(8) In U.S. dollars or the equivalent thereof in one or more Specified Currencies, as the case may be.

This Prospectus may be used by Agents, Underwriters, and other dealers in connection with offers and sales of Securities in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale or otherwise. This Prospectus may not be used to consummate the sale of any Securities unless accompanied by the applicable Supplement.

      The date of this Prospectus is November       , 1995.

<PAGE 2>

                      AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, at the Commission's New York Regional Office, 7 World Trade Center, Room 1400, New York, New York 10048, and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements, and other information may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and at the offices of the Chicago Stock Exchange, Inc., 440 South LaSalle Street, Chicago, Illinois 60605.

       This Prospectus does not contain all of the information set forth in the registration statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer contained herein. Reference should be made to such registration statement (the "Registration Statement"), the exhibits thereto, and the documents incorporated by reference therein for further information regarding the Company and the Securities.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents heretofore filed by the Company with the Commission, relating to the Company and its consolidated subsidiaries, are incorporated by reference in this Prospectus:

            (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

            (b) the Company's Quarterly Report on Form 10-Q for the twelve weeks ended March 25, 1995;

            (c)  the  Company's Quarterly Report on Form  10-Q
            for   the  twelve  and  twenty-four  weeks   ended
            June 17, 1995; and

            (d)  the  Company's Quarterly Report on Form  10-Q
            for   the   twelve  and  thirty-six  weeks   ended
            September 9, 1995.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
       The Company will furnish, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the oral or written request of any such person, a copy of any or all of the documents incorporated by reference herein, except the exhibits to such documents (unless such exhibits are expressly incorporated by reference therein). Requests should be directed to the Manager of Shareholder Relations, PepsiCo, Inc., 700 Anderson Hill Road, Purchase, N.Y. 10577, telephone number (914) 253-3055.

<PAGE 3>

             IMPORTANT CURRENCY EXCHANGE INFORMATION

       Unless otherwise provided in the applicable Pricing Supplement, purchasers will be required to pay for each non-U.S. dollar denominated Debt Security in the Specified Currency, and payments of principal, premium, if any, and interest, if any, on such Debt Security will be made in such Specified Currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa. In addition, most banks do not currently offer non-U.S. dollar denominated checking account facilities in the United States and there may be significant restrictions on other non-U.S. dollar denominated accounts offered by banks in the United States. Accordingly, unless alternative arrangements are made, payments of principal, premium, if any, and interest, if any, on Debt Securities payable in a Specified Currency will be made to an account at a bank outside the United States. See "Description of Debt Securities--Currency and Index-Related Risk Factors".

       If the applicable Pricing Supplement provides for payments of principal, premium, if any, and interest, if any, on a non-U.S. dollar denominated Debt Security to be made in U.S. dollars, the conversion of the Specified Currency into U.S. dollars will be handled by the exchange rate agent identified in the applicable Pricing Supplement. The costs of such conversion will be borne by the Holder (see Glossary) of such Debt Security through deductions from such payments.

       References herein to "U.S. dollars", "U.S. $", and "$" are to the lawful currency of the United States.

                           THE COMPANY

       The Company was incorporated in Delaware in 1919 and was reincorporated in North Carolina in 1986. Unless the context indicates otherwise, the term "PepsiCo" as used in this Prospectus means the Company and its various divisions and subsidiaries. PepsiCo is engaged in the following domestic and international business activities: beverages, snack foods, and restaurants.

       PepsiCo's beverage business consists of Pepsi-Cola North America ("PCNA") and Pepsi-Cola International ("PCI"). PCNA manufactures and sells beverages, primarily soft drinks and soft drink concentrates, in the United States and Canada. PCNA sells its concentrates to licensed independent and company-owned bottlers ("Pepsi-Cola bottlers") and to joint ventures in which PepsiCo participates. Under appointments from PepsiCo, bottlers manufacture, sell and distribute, within defined territories, carbonated soft drinks and syrups bearing trademarks owned by PepsiCo, including PEPSI-COLA, DIET PEPSI, MOUNTAIN DEW, SLICE, MUG and, within Canada, 7UP and DIET 7UP (the foregoing are sometimes referred to as "Pepsi-Cola beverages"). The Pepsi/Lipton Tea Partnership, a joint venture of PCNA and Thomas J. Lipton Co., develops and sells tea concentrate to Pepsi-Cola bottlers and develops and markets ready-to-drink tea products under the LIPTON trademark. Such products are distributed by Pepsi-Cola bottlers throughout the United States. A joint venture between PCNA and Ocean Spray Cranberries, Inc. develops new juice products under the OCEAN SPRAY trademark. Pursuant to a separate distribution agreement, Pepsi-Cola bottlers distribute single-serve sizes of OCEAN SPRAY juice products throughout the United States.

       PCI manufactures and sells soft drinks and soft drink concentrates outside the United States and Canada. PCI sells its concentrates to Pepsi-Cola bottlers and to joint ventures in which PepsiCo participates. Under appointments from PepsiCo, bottlers manufacture, sell and distribute, within defined territories, Pepsi-Cola beverages bearing PEPSI-COLA, DIET PEPSI, MIRINDA, PEPSI MAX, 7UP, DIET 7UP and other trademarks. Principal international markets include Mexico, Saudi Arabia, Argentina, Spain, the United Kingdom, Thailand, Venezuela, Brazil and China.

<PAGE 4>


       PepsiCo's snack food business consists of Frito-Lay North America ("Frito-Lay") and PepsiCo Foods International ("PFI"). Frito-Lay manufactures and sells a varied line of snack foods throughout the United States and Canada, including FRITOS brand corn chips, LAY'S (in the United States) and RUFFLES brands potato chips, DORITOS and TOSTITOS brands tortilla chips, CHEETOS brand cheese flavored snacks, ROLD GOLD brand pretzels, SMARTFOOD brand cheese flavored popcorn and SUNCHIPS brand multigrain snacks.

        PFI manufactures and markets snack foods outside the United States and Canada through company-owned facilities and joint ventures. On most of the European continent, PepsiCo's snack food business consists of Snack Ventures Europe, a joint venture between PepsiCo and General Mills, Inc., in which PepsiCo owns a 60% interest. Many of PFI's snack food products, such as SABRITAS brand potato chips in Mexico, are similar in taste to Frito-Lay snacks sold in the United States and Canada. PFI also sells a variety of snack food products which appeal to local tastes including, for example WALKERS CRISPS, which are sold in the United Kingdom, and GAMESA cookies and SONRIC'S candies, which are sold in Mexico. In addition, RUFFLES, CHEETOS, DORITOS, FRITOS and SUNCHIPS brand snack foods have been introduced to international markets. Principal international markets include Mexico, the United Kingdom, Spain, Brazil, Poland, the Netherlands, France, and Australia.

        PepsiCo's  worldwide  restaurant business  principally
  consists of Pizza Hut, Inc. ("Pizza Hut"),  Taco Bell  Corp.
  ("Taco   Bell"),   KFC  Corporation  ("KFC")   and   PepsiCo
  Restaurants International ("PRI").

        Pizza Hut is engaged principally in the operation, development and franchising of a system of casual full service family restaurants, delivery/carryout units and kiosks operating under the name PIZZA HUT throughout the United States and Canada. The full service restaurants serve several varieties of pizza as well as pasta, salads and sandwiches.

        Taco Bell is engaged principally in the operation, development and franchising of a system of fast-service restaurants serving carryout and dine-in moderately priced Mexican-style food, including tacos, burritos, taco salads and nachos and operating under the name TACO BELL throughout the United States and Canada.

         KFC   is   engaged  principally  in  the   operation,
  development and franchising of a system of carryout and dine-in restaurants featuring chicken and operating under the names KENTUCKY FRIED CHICKEN and/or KFC throughout the United States and Canada.

        PRI is engaged principally in the operation and development of casual dining and fast-service restaurants, delivery units and kiosks which sell PIZZA HUT, KFC and, to a lesser extent, TACO BELL products outside the United States and Canada.

         PFS, a division of PepsiCo, is engaged in the distribution of food, supplies and equipment to company-owned, franchised and licensed PIZZA HUT, TACO BELL and KFC restaurants in the United States, Australia, Canada, Mexico, Puerto Rico and Poland.

       The  Company's  executive offices are  located  at  700
  Anderson Hill Road, Purchase, New York 10577 (telephone number (914) 253-2000).

<PAGE 5>
                       USE OF PROCEEDS

        Except as otherwise provided in any applicable Supplement, the net proceeds from the sale of Securities will be utilized by the Company or its subsidiaries for general corporate purposes, including the funding of acquisitions and share repurchases and the refunding of commercial paper and other indebtedness.

       Depending upon market conditions, the financial needs of the Company, and other factors, the Company may, from time to time, undertake additional financings. The amount and timing of such financings, if any, cannot be determined at this time.

               RATIO OF EARNINGS TO FIXED CHARGES

       The ratios of earnings to fixed charges of the Company and its consolidated subsidiaries for the fiscal years 1990 through 1994, inclusive, and for the 36 weeks ended September 9, 1995, are set forth below. "Fixed charges" consist of interest expense, capitalized interest, amortization of debt discount, and a portion of net rental expense deemed to be representative of the interest factor. The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest and adjusted for joint ventures and minority interests, net, with the sum divided by fixed charges.

                          FISCAL YEARS
                        ----------------


                                                        36 Weeks
  1990       1991       1992      1993       1994         Ended
                                                        September 9,
                                                          1995

  3.09       3.27       3.65      4.38       4.31         4.54




                 DESCRIPTION OF DEBT SECURITIES

        The Debt Securities are to be issued under an Indenture, dated as of December 14, 1994 (the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The statements herein concerning the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms. All capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Indenture. All capitalized terms used in an applicable Pricing Supplement and not otherwise defined therein have the meanings ascribed to such terms in this Prospectus.

       THE  TERMS  AND CONDITIONS SET FORTH IN THIS PROSPECTUS
  WITH  RESPECT  TO DEBT SECURITIES WILL APPLY  TO  EACH  DEBT
  SECURITY  UNLESS  OTHERWISE  SPECIFIED  HEREIN  OR  IN   THE
  APPLICABLE PRICING SUPPLEMENT.

<PAGE 6>

General

       The Debt Securities may be issued from time to time in an aggregate principal amount that, together with the aggregate initial offering price of Warrants that may be issued from time to time hereunder, will not exceed $4,587,000,000 or the equivalent thereof in one or more Specified Currencies. The aggregate principal amount may be increased from time to time as authorized by the Board of
  Directors of the Company. For the purpose of this paragraph: (i) the principal amount of any Discount Debt Security or of any Debt Security issued at a premium over its face amount means the Issue Price (hereinafter defined) of such Debt Security, and (ii) the principal amount of any Debt Security denominated in a Specified Currency means the U.S. dollar equivalent of the Issue Price of such Debt Security as of its issue date. The Indenture does not limit the aggregate principal amount of debt securities that the Company may issue and does not limit the amount of additional indebtedness the Company may incur. The Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank in parity with all other unsecured and unsubordinated indebtedness of the Company.

       Debt Securities denominated in U.S. dollars will be issued in integral multiples of $1,000 and in such denominations as will be set forth in the applicable Pricing Supplement. The authorized denominations of Debt Securities denominated in a Specified Currency will be as set forth in the applicable Pricing Supplement. The U.S. dollar equivalent of the principal amount of a Debt Security denominated in a Specified Currency will be determined on the basis of the noon buying rate in the City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (such rate the "Market Exchange Rate") on the New York Business Day (hereinafter defined) prior to the date the Company accepted the offer to purchase such Debt Security. Determination of the Market
  Exchange  Rate  will  be  made by the  Exchange  Rate  Agent
  (hereinafter defined).

       Each Debt Security will be issued in fully registered form, as a Global Debt Security, or, if provided in the applicable Pricing Supplement, as a Debt Security in definitive form. Debt Securities may be registered for transfer or exchange at the Corporate Trust Office of the Trustee, at 4 Chase MetroTech Center, Brooklyn, New York 11245. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Except as set forth below, beneficial interests in Global Debt Securities will not be exchangeable for Debt Securities in definitive form. See "Description of Debt Securities-- Global Debt Securities".

       Each Debt Security will mature on a date not less than nine months from its issue date, as set forth in the applicable Pricing Supplement. Debt Securities will not be redeemable at the option of the Company or repayable at the option of the Holder prior to maturity and will not be subject to any sinking fund. The foregoing notwithstanding, the Company may purchase Debt Securities at any time, at any price, in the open market or otherwise, and may thereafter hold or resell such Debt Securities, or surrender such Debt Securities to the Trustee for cancellation, at the sole discretion of the Company.

       The applicable Pricing Supplement will describe the particular terms of each Debt Security to be sold pursuant thereto, including (1) the principal amount and, if the principal amount will be amortized over the life of the Debt Security, the method of determining when and to what extent payments of principal will be made prior to maturity or, if the principal amount is variable, the face amount and any index, formula, or other factor to which payment of principal is linked; (2) the initial offering price (the "Issue Price"), if other than 100% of the principal amount;
  (3) the date on which the Issue Price must be paid (the "Settlement Date") and the manner in which such payment must be made, if other than by wire transfer of immediately available funds; (4) the interest rate or, if the interest rate is variable, any index, formula, or other factor to which payment of interest is linked; (5) the date from which interest, if any, will accrue (the "Interest Accrual Date"), if other than the date of issue; (6) the scheduled date or dates on which interest, if any, will be payable (each an "Interest Payment Date"); (7) the scheduled date or dates on which principal and premium, if any, will be payable (each a "Principal Payment Date"); (8) the date on which the Debt Security is scheduled to mature (the "Scheduled Maturity Date"); (9) whether principal, premium, if any, or interest,

<PAGE 7>

  if any, may, at the option of the Company or the Holder, be payable in a currency other than the denominated currency of the Debt Security, and the terms and conditions upon which such option may be exercised; (10) whether and under what circumstances the Company will pay additional amounts on the Debt Security in respect of any taxes, assessments, or other governmental charges withheld or deducted and, if so, whether the Company will instead have the option to redeem the Debt Security; (11) any other terms or conditions upon which the Debt Security may be redeemed or repaid by the Company prior to its Scheduled Maturity Date; (12) any mandatory or optional sinking fund provisions; (13) any Event of Default (as defined in the Indenture) with respect to the Debt Security, if not set forth in the Indenture; and
  (14) any additional terms or provisions of the Debt Security, which will not in any event be inconsistent with the terms and conditions of the Indenture.

  Exchange Rate and Other Calculations

       Any currency exchange rates and currency exchange calculations to be made with respect to a given Debt Security will be made by the exchange rate agent, which may be either the Company or its appointed agent, as identified in the applicable Pricing Supplement (the Company or any agent so identified in the applicable Pricing Supplement the "Exchange Rate Agent"). Any other calculations to be made with respect to a given Debt Security will be made by the calculation agent, which may be either the Company or its appointed agent, as identified in the applicable Supplement (the Company or any agent so identified in the applicable Pricing Supplement the "Calculation Agent"). All determinations and calculations made by the Exchange Rate Agent or the Calculation Agent, as the case may be, will be at the sole discretion of the Exchange Rate Agent or the Calculation Agent, as the case may be, and in the absence of manifest error will be conclusive for all purposes and binding on the Holders of the subject Debt Securities.

       All currency amounts resulting from calculations with respect to any Debt Security will be rounded, if necessary, to the nearest one-hundredth of a unit, with five one-thousandths of a unit being rounded upward -- e.g.,
  1.765 being rounded to 1.77 -- except that in the case of the Japanese yen and the Italian lire, such currency amounts will be rounded to the nearest whole unit -- e.g., 99.5 yen being rounded to 100 yen. All percentages resulting from any calculation with respect to any Debt Security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward -- e.g., .09876545 (or 9.876545%) being rounded to .0987655 (or 9.87655%).

  Payment Currency

       If  the  applicable  Pricing  Supplement  provides  for
  payments of principal, premium, if any, and interest, if any, on a non-U.S. dollar denominated Debt Security to be made in U.S. dollars at the option of the Holders thereof, the exchange rate applicable to the conversion of the
  Specified Currency into U.S. dollars will be based on the highest bid quotation (assuming European-style quotation -- i.e., Specified Currency per U.S. dollar) received by the Exchange Rate Agent on the second New York Business Day prior to the applicable payment date from three recognized foreign exchange dealers in the City of New York (one of which may be the Exchange Rate Agent) for the purchase of the aggregate amount of the Specified Currency payable on such payment date, for settlement on such payment date, and at which the applicable dealer timely commits to execute a contract. If no such bid quotations are available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Debt Security by deductions from such payments.

       If payments of principal, premium, if any, or interest, if any, with respect to a Debt Security are required to be made in a Specified Currency and such Specified Currency is not available to the Company for any such payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, or if such Specified Currency is no longer used by the government of the country issuing such currency or is no longer used or is no longer generally available for use for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its payment obligations with respect to such Debt Security by making such payments in

<PAGE 8>
  U.S.  dollars.   The amount of each such payment in U.S. dollars will
  be computed on the basis of the Market Exchange Rate in effect with respect to such Specified Currency on the second New York
  Business Day prior to the applicable payment date or, if the
  Market  Exchange  Rate  in effect on  such  date  cannot  be readily  determined, then on the basis of  the  highest  bid
  quotation  (assuming  European-style  quotation   --   i.e.,
  Specified Currency per U.S. dollar) received by the Exchange
  Rate Agent on the second New York Business Day prior to  the
  applicable  payment  date  from  three  recognized   foreign
  exchange  dealers in the City of New York (one of which  may be  the  Exchange  Rate  Agent)  for  the  purchase  of  the aggregate amount of the Specified Currency payable  on  such payment  date, for settlement on such payment date,  and  at which  the  applicable dealer timely commits  to  execute  a
  contract.   No  payment  in  U.S. dollars  made  under  such
  circumstances will constitute an Event of Default.

       If payments of principal, premium, if any, or interest, if any, with respect to a Debt Security are required to be made in a composite currency and the composition of such composite currency is at any time altered (whether by the addition, elimination, combination, or subdivision of one or more components, by adjustment of the ratio of any component to the composite unit, or by any combination of such events), then the Company will be entitled to satisfy its payment obligations with respect to such Debt Security by making such payments in such composite currency as altered. See "Currency and Index-Related Risk Factors".

  Interest and Principal Payments

       The Holder in whose name a Debt Security is registered with the Trustee at the close of business on any given Record Date (see Glossary) will be entitled to the payment of principal, premium, if any, and/or interest, if any, payable on the applicable payment date (such Holder the
  "Holder  of  Record").  The Record Date with  respect  to  a payment of principal (other than a payment of principal payable on a Maturity Date) will be the fifteenth day prior to the applicable Principal Payment Date. The Record Date with respect to a payment of interest (other than a payment of interest payable on a Maturity Date) will be the fifteenth day prior to the applicable Interest Payment Date. The initial interest payment on a Debt Security will be made on the first Interest Payment Date occurring at least 15 calendar days after the date of issue to the Holder of Record as of the applicable Record Date. Any payment of principal, premium, and/or interest payable on a Maturity Date will be payable to the Holder in whose name the Debt Security is registered as of such date.

       Any U.S. dollar payment of principal, premium, if any, and interest, if any, on a Debt Security, other than principal, premium, if any, or interest, if any, payable on the Maturity Date, will be made by check mailed to the registered address of the Holder of Record as of the applicable Record Date. U.S. dollar payments of principal, premium, if any, and interest, if any, payable on the Maturity Date will be made in immediately available funds upon presentation and surrender of the Debt Security at the office of the Paying Agent located at 4 MetroTech Center, Brooklyn, New York 11245. The foregoing notwithstanding,
  (a) the Depositary, as Holder of Record of Global Debt Securities, will be entitled to receive U.S. dollar payments of principal, premium, if any, and interest, if any, by wire transfer of immediately available funds, and (b) any Holder of Record of $10,000,000 or more in aggregate principal amount of Debt Securities of the same series issued in definitive form will be entitled to receive U.S. dollar payments of principal, premium, if any, and/or interest, if any, by wire transfer of immediately available funds, provided, that the Paying Agent receives from such Holder of Record a written request with appropriate wire transfer instructions no later than 15 calendar days prior to such date. Non-U.S. dollar payments of principal, premium, if any, and interest, if any, on a Debt Security will be made by wire transfer of funds in the Specified Currency to an account maintained by the Holder of Record with a bank located outside the United States, in accordance with appropriate written wire transfer instructions to be provided by the Holder of Record to the Paying Agent no later than 15 calendar days prior to the applicable payment date. If such wire transfer instructions are not so provided, such non-U.S. dollar payments on such Debt Security will be made by check payable in the Specified Currency mailed to the registered address of the Holder of Record.

<PAGE 9>

        Certain Debt Securities, including Discount Debt Securities, may be considered to be issued with original issue discount. The beneficial owners of such Debt Securities must include such discount in income for United States federal income tax purposes at a constant rate. See "United States Tax Considerations--OID Debt Securities". If the principal of any Discount Debt Security is declared to be immediately due and payable as described below under "Description of Certain Indenture Provisions--Events of Default", the amount of principal due and payable with respect to such Discount Debt Security will be limited to the aggregate principal amount of such Discount Debt Security multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration (also expressed as a percentage of the aggregate principal amount), which amortization will be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration). Special considerations applicable to any such Debt Securities will be set forth in the applicable Pricing Supplement.

  Fixed Rate Debt Securities

       Each Fixed Rate Debt Security will bear interest at the rate stated on the face thereof and in the applicable Pricing Supplement until the principal thereof is paid or duly made available for payment. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

       Interest payments on each Fixed Rate Debt Security will include interest accrued from (and including) the Interest
  Accrual Date or the last date in respect of which interest has been paid, as the case may be, to (but excluding) the next succeeding Interest Payment Date or the Maturity Date, as the case may be. The interest rates that the Company will agree to pay on newly-issued Fixed Rate Debt Securities are subject to change without notice from time to time, but no such change will affect any Fixed Rate Debt Security previously issued.

       If any Interest Payment Date or Principal Payment Date (including the Maturity Date) for any Fixed Rate Debt Security would fall on a day that is not a New York Business Day, the payment of interest and/or principal (and premium, if any) that would otherwise be payable on such date will be postponed to the next succeeding New York Business Day, and no additional interest on such payment will accrue as a result of such postponement.

  Floating Rate Debt Securities

       Each Floating Rate Debt Security will bear interest until the principal thereof is paid or duly made available for payment at a rate to be determined by reference to the base rate specified in the applicable Pricing Supplement
  (the "Base Rate"), plus or minus the "Spread", if any, and/or (i) multiplied by the "Spread Multiplier", if any, or
  (ii) divided by the "Spread Divisor", if any. The "Spread" is the number of basis points (each basis point being equal to one one-hundredth of a percentage point) to be added to or subtracted from the Base Rate. The "Spread Multiplier", if any, and the "Spread Divisor", if any, are the amounts by which the Base Rate, or the Base Rate as adjusted by the Spread, will be multiplied or divided. The Spread, if any, the Spread Multiplier, if any, the Spread Divisor, if any, and the period of maturity of the instrument or obligation with respect to which the Base Rate is calculated (the "Index Maturity") will be specified in the applicable Pricing Supplement.

       If specified in the applicable Pricing Supplement, a Floating Rate Debt Security may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest that may accrue during any interest period (a "Maximum Interest Rate"), and (ii) a minimum limitation, or floor, on the rate of interest that may accrue during any interest period (a "Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to a Floating Rate Debt Security, the interest rate on a Floating Rate Debt Security will be limited to the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

<PAGE 10>

       The  rate  of  interest  on  each  Floating  Rate  Debt
  Security will be reset daily, weekly, monthly, quarterly, semiannually, annually, or otherwise, as specified in the applicable Pricing Supplement (each such period an "Interest Period" and the first day of any Interest Period an "Interest Reset Date"). The foregoing notwithstanding
  (i)  the  interest rate in effect from the Interest  Accrual
  Date to the first Interest Reset Date will be the initial interest rate specified in the applicable Pricing Supplement (the "Initial Interest Rate"), (ii) the interest rate in effect for the 15 calendar days prior to any Maturity Date other than the Scheduled Maturity Date will be the interest rate in effect on the fifteenth day preceding such Maturity Date, and (iii) with respect to any Floating Rate Debt Security for which interest is reset daily or weekly, the interest rate in effect for the two-day period immediately preceding any Interest Payment Date will be the interest rate that was in effect on the first day of such two-day period. If any Interest Reset Date for a Floating Rate Debt Security would otherwise be a day that is not a New York
  Business Day, such Interest Reset Date will be the next succeeding New York Business Day, provided, however, that in the case of a Floating Rate Debt Security whose interest rate is determined by reference to LIBOR (as defined in the applicable Pricing Supplement), if the next succeeding New York Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding New York Business Day.

       Interest payments on a Floating Rate Debt Security will be equal to the amount of interest accrued from (and including) the Interest Accrual Date or from (and including) the last date to which interest has been paid, as the case may be, to (but excluding) the applicable Interest Payment Date, except that interest payable on the Maturity Date will include interest accrued to (but excluding) the Maturity Date. If any Interest Payment Date (other than the Maturity
  Date) for any Floating Rate Debt Security would otherwise be a day that is not a New York Business Day, the payment of interest that would otherwise be payable on such date will be postponed to the next succeeding New York Business Day, provided, however, that in the case of a Floating Rate Debt Security whose interest rate is determined by reference to LIBOR (as defined in the applicable Pricing Supplement), if the next succeeding New York Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding New York Business Day. If the Maturity Date for any Floating Rate Debt Security falls on a day that is not a New York Business Day, the payment of principal, premium, if any, and interest, if any, otherwise payable on such date will be postponed to the next succeeding New York Business Day, and no interest on such payment will accrue as a result of such postponement.

       Accrued interest on a Floating Rate Debt Security will be calculated by multiplying the principal amount of such Floating Rate Debt Security (or, in the case of a Floating Rate Debt Security whose principal amount is determined by reference to a specified index, the face amount of such Floating Rate Debt Security) by an accrued interest factor. The accrued interest factor will be computed as the sum of the interest factors calculated for each day in the period for which interest is being paid. The interest factor for any day in such period will be computed by dividing the interest rate in effect on such day by 360, or as otherwise specified in the applicable Supplement.

       Upon the request of the Holder of any Floating Rate Debt Security, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date.

  Indexed Debt Securities

       The  Company may, from time to time, issue Indexed Debt
  Securities  with  respect  to  which  the  principal  amount payable  on any Principal Payment Date and/or the amount  of interest  payable  on  any Interest  Payment  Date  will  be determined by reference to the relative value of one or more
  Specified  Currencies or commodities, the level  of  one  or more  financial or non-financial indices, and/or  any  other factor  or  factors  identified in  the  applicable  Pricing
  Supplement   (such   identified   currencies,   commodities,
  indices,   and/or   other   factors   applicable   to    the
  determination of principal or interest payable with  respect to  a  given Debt Security the "applicable Index").  A Fixed
  Rate Debt Security that is also an Indexed Debt Security may pay  an  aggregate principal amount that is greater or  less than  the  face  amount thereof, depending on  the  relative value  or  level of the applicable Index.  A  Floating  Rate
  Debt Security that is also
  an Indexed Debt Security may pay interest and/or an aggregate principal amount that is greater or less than the face amount thereof, in each case depending on the relative value or level of the applicable
  Index.   Specific information regarding a particular Indexed
  Debt Security, including the face amount thereof, the method
  for   determining  the  principal  amount  payable  on   any
  Principal Payment Date (if applicable), and the method for determining the amount of interest payable on any Interest
  Payment Date (if applicable) will be set forth in the applicable Pricing Supplement.

  Global Debt Securities

        All Debt Securities of a given series will be represented by a single Global Debt Security issued in a denomination equal to the aggregate principal amount of the Debt Securities represented thereby. Upon issuance of a Global Debt Security, the respective principal amounts of the Debt Securities represented thereby will be credited by the Depositary, on its book-entry registration and transfer system, to the account of one or more institutions that have established an account with the Depositary (each such institution a "Participant"). The particular accounts to be credited will be designated by the underwriters or agents through which the subject Debt Securities were sold, or by the Company if the subject Debt Securities were offered and sold directly by the Company. Ownership of beneficial interests in a Global Debt Security will be limited to Participants and to those persons who hold interests in a Global Debt Security through Participants. Ownership of beneficial interests in a Global Debt Security will be shown on, and transfers of such ownership will be effected only through, records maintained by the Depositary (with respect to beneficial interests of Participants) or by Participants (with respect to beneficial interests of persons other than Participants). As long as the Depositary or its nominee (as the case may be) is the registered Holder of any Global Debt Security, the Depositary or such nominee (as the case may be) will be considered the sole owner and holder of the Debt Securities represented thereby for all purposes under the Indenture. Except under the circumstances described below, owners of beneficial interests in a Global Debt Security will not be entitled to have the underlying Debt Securities registered in their names and will not receive or be entitled to receive physical delivery of the underlying Debt Securities in definitive form.

       Payments of principal, premium, if any, and interest, if any, with respect to Debt Securities represented by a Global Debt Security will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee, or any Paying Agent for the underlying Debt Securities will have any responsibility or liability for any aspect of the records relating to, or for payments made on account of, beneficial ownership interests in a Global Debt Security, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

       The Company expects that, immediately upon receipt of any payment of principal, premium, or interest with respect to the Debt Securities represented by a Global Debt
  Security, the Depositary will credit each Participant's account with the amount of such payment that is proportionate to its respective ownership interest in the principal amount of such Global Debt Security (as shown on the records of the Depositary). Payments by Participants to persons who hold beneficial interests in such Global Debt Security through such Participants will be the responsibility of such Participants; the Company expects that such payments will be governed by standing instructions and customary practices, as is now the case with respect to securities registered in "street name" and held by financial institutions for the accounts of customers.

        Owners of beneficial interests in a Global Debt Security will not receive or be entitled to receive physical delivery of the underlying Debt Securities in definitive form, provided, however, that (i) if the Depositary for any Debt Securities represented by a Global Debt Security is at any time unwilling or unable to continue as depositary, and a successor depositary is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Global Debt Security, (ii) the Company may, at any time and in its sole discretion, determine not to have any Debt Securities of a series represented by one or more Global Debt Securities, in which event the Company will issue Debt Securities of such series in definitive form in exchange for the related Global Debt Security, and (iii) if the Company so provides with respect to a series of Debt Securities represented by a
  Global Debt Security, the Depositary may, on terms acceptable to the Company and the Depositary, direct that one or more owners of

<PAGE 12>

  a beneficial interest in a Global Debt Security   receive  Debt
  Securities  of  such   series   in definitive  form  and in a principal
  amount  equal  to  such beneficial interest in the Global Debt Security.

       Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to either the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and, in any such case, with the written consent of the Company.

  Certain Indenture Provisions

        Restrictive Covenant: The Indenture contains a covenant that neither the Company nor any Restricted Subsidiary (see Glossary) will incur, guarantee, or suffer to exist any indebtedness for borrowed money ("Debt"), secured by any mortgage, pledge or lien on any Restricted Property (see Glossary) or on any shares of stock of any Restricted Subsidiary unless the Debt Securities (and, at the option of the Company or a Restricted Subsidiary, as the case may be, any other debt not subordinate to the Debt
  Securities) are secured at least equally and ratably with such Debt for as long as such Debt remains so secured, subject to certain exceptions specified in the Indenture. Such exceptions include: (i) liens existing prior to the issuance of the Debt Securities; (ii) liens on property or shares of stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (iii) liens on property or shares of stock existing when acquired (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price, construction, or improvement thereof or securing any Debt incurred prior to, at the time of, or within 120 days after the later of the acquisition, the completion of construction, or the commencement of full operation of such property or within 120 days after the acquisition of such shares for the purpose of financing all or any portion of the purchase price thereof or construction thereon;
  (iv) liens in favor of the Company or a Restricted Subsidiary; (v) certain liens in favor of, or required by contracts with, governmental entities; (vi) any extension, renewal, or replacement of any lien referred to in any of the preceding clauses (i) through (vi); and (vii) liens otherwise prohibited by such covenant, securing Debt which, together with the aggregate amount of outstanding indebtedness secured by liens otherwise prohibited by such covenant, does not exceed 10% of the Company's Consolidated Net Tangible Assets (see Glossary). The Indenture does not restrict the transfer of a Restricted Property to an Unrestricted Subsidiary (see Glossary) or the change in designation of a subsidiary owning a Restricted Property from a Restricted Subsidiary to an Unrestricted Subsidiary.

       There are no other restrictive covenants contained in the Indenture. The Indenture does not contain any provision that will restrict the Company from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on its capital stock, or from purchasing or redeeming its capital stock. The Indenture does not contain any financial ratios or specified levels of net worth or liquidity to which the Company must adhere. In addition, the Indenture does not contain any provision that would require that the Company repurchase, redeem, or otherwise modify the terms of any of the Debt Securities upon a change in control or other event involving the Company that may adversely affect the creditworthiness of the Company or the value of the Debt Securities.

        Consolidation, Merger, and Sale of Assets: The Indenture provides that the Company may, without the consent of the Holders of any of the Debt Securities then outstanding, consolidate or merge with or into, or transfer or lease all or substantially all of its assets to, any corporation that is organized and validly existing under the laws of any domestic jurisdiction, and may permit any such corporation to consolidate with or merge into the Company or convey, transfer, or lease all or substantially all of its assets to the Company, provided, (i) that either the Company will be the surviving corporation or, if not, that the successor corporation will expressly assume by a supplemental indenture the due and punctual payment of the principal, premium, if any, and interest, if any, on the Debt Securities and the performance of every covenant of the Indenture to be performed or observed by the Company, and
  (ii)  the  Company or such

<PAGE 13>

  successor corporation will not, immediately after such merger, consolidation, sale, or conveyance, be in default in the performance
  of  any  such obligations.   In  the  event  of  any  such  consolidation,
  merger,   conveyance,  or  transfer,  any   such   successor
  corporation will succeed to and be substituted for the Company as obligor on the Debt Securities with the same effect as if it had been named in the Indenture as the "Company".

        Modification of the Indenture: With certain exceptions, the Holders of a majority in aggregate principal amount of outstanding Debt Securities of a given series may, on behalf of the Holders of all then outstanding Debt Securities of such series, consent to a modification of the Indenture affecting all such Holders' rights thereunder and/or under such Debt Securities, provided, however, that the consent of the Holders of at least 75% in aggregate principal amount of outstanding Debt Securities of a given series must consent to extend the time for payment of any installment of interest payable with respect to such Debt Securities, and provided, further, that except to the extent described in the immediately preceding proviso, the right of any Holder of any outstanding Debt Security to receive payment when due of any payment of principal, premium, or interest payable with respect to such Debt Security, or to institute suit for the enforcement of any such payment, will not be impaired or affected without the consent of such Holder.

       The Indenture may be modified by the Company and the Trustee without the consent of any of the Holders of the Debt Securities to (i) evidence the succession of another corporation to the Company, (ii) add to the covenants of the Company, (iii) surrender any right or power of the Company,
  (iv) cure any ambiguity, (v) add any provisions expressly permitted by the Trust Indenture Act of 1939, as amended,
  (vi) establish any form of Debt Security, provide for the issuance of any series of Debt Securities, set forth the terms of any series of Debt Securities, or add to the rights of Holders of Debt Securities of any series, (vii) evidence and provide for the acceptance of a successor trustee,
  (viii)   establish  additional  events   of   default,   and
  (ix) provide for the issuance of Debt Securities in bearer form provided that no modification may be made with respect to the matters described in clauses (ii), (iii), (iv), (vi), or (viii) if it is reasonably determined that to do so would adversely affect the interests of the Holders of any outstanding Debt Securities of any series.

       Events of Default, Notice, and Waiver: The Indenture provides that each of the following events constitutes an Event of Default with respect to a given series of Debt Securities (other than any such series that has been issued under or modified by a supplemental indenture or Board Resolution (as defined in the Indenture) in which such event is specifically deleted): (i) failure to make any payment of principal or premium, if any, when due (whether at maturity, upon redemption, at declaration, or otherwise) on the Debt Securities of such series, (ii) failure to make any payment of interest when due on the Debt Securities of such series, which failure is not cured within 30 days, provided, however, that the Holders of not less than 75% of the then outstanding Debt Securities of such series shall not have consented to a postponement of such payment, (iii) failure to make payment when due of any sinking fund or purchase fund installment or analogous obligation, if any, on the Debt Securities of such series, which failure is not cured within 30 days, (iv) failure of the Company to observe or perform any of its other covenants or warranties under the Indenture for the benefit of the Holders of such series, which failure is not cured within 90 days after notice is given as specified in the Indenture, and (v) certain events of bankruptcy, insolvency, or reorganization of the Company. A default under other indebtedness of the Company will not constitute a default under the Indenture, and a default under one series of Debt Securities will not constitute a default under any other series of Debt Securities.

       If  any Event of Default described in clause (i), (ii),
  or (iii) of the immediately preceding paragraph shall have occurred, then either the Trustee or the Holders of no less than 51% in aggregate principal amount of the outstanding Debt Securities of the applicable series may declare the principal (or, in the case of Discount Debt Securities, the portion thereof specified by the terms thereof) of all
  outstanding  Debt  Securities  of  such  series,   and   the
  interest, if any, accrued thereon, to be immediately due and
  payable.   If  any  Event  of Default  described  in  clause
  (iv) or (v) of the immediately preceding paragraph shall have occurred and shall affect more than one series of Debt Securities, then either the Trustee or the Holders of no
  less   than  51%  in  aggregate  principal  amount  of   the
  outstanding Debt Securities of each affected series may declare the principal (or, in the case of Discount Debt
  Securities, the portion thereof specified by the terms thereof) of all outstanding Debt Securities of such series and the interest, if any, accrued thereon, to be immediately due and payable. However, declarations of default may be rescinded and past defaults (other than any Event of Default described in clause (ii) of the immediately preceding paragraph) may be waived by the Holders of a majority in principal amount of the outstanding Debt Securities of the applicable series.

       The  Indenture  requires the Trustee  to  give  to  the
  Holders of each series of Debt Securities notice of all uncured defaults known to the Trustee with respect to such series within 90 days after such default occurs (the term "default" used here to include the Events of Default summarized above, exclusive of any grace period or requirement that notice of default be given), provided, however, that except in the case of a default in the payment of principal, premium, if any, or interest, if any, on the outstanding Debt Securities of such series, or a default in the payment of any sinking fund or purchase fund installment or analogous obligation with respect to such series of Debt Securities, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the outstanding Debt Securities of such series.

       No Holder of any Debt Securities of any series may institute any action under the Indenture unless and until
  (i) such Holder has given the Trustee written notice of an Event of Default, (ii) the Holders of not less than 51% in aggregate principal amount of the outstanding Debt Securities of such series have requested the Trustee to institute proceedings in respect of such Event of Default,
  (iii) such Holder or Holders has or have offered the Trustee such reasonable indemnity as the Trustee may require,
  (iv) the Trustee has failed to institute an action for 60 days thereafter, and (v) no inconsistent direction has been given to the Trustee during such 60-day period by the Holders of not less than 51% in aggregate principal amount of the outstanding Debt Securities of such series.

       The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series of Debt Securities. The Indenture provides that if an Event of Default shall have occurred and be continuing, the Trustee, in exercising its rights and powers under the Indenture, will be required to use the degree of care of a prudent person in the conduct of his or her own affairs. The Indenture further provides that the Trustee will not be required to expend or risk its own funds, or otherwise incur any financial liability in the performance of any of its duties under the Indenture, unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured.

       The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate signed by certain officers of the Company stating whether such officers have obtained knowledge of any default by the Company in the performance of certain covenants and, if so, specifying such default.

       Principal Amount of Debt Securities Denominated in a Specified Currency: For the purposes of determining whether the Holders of the requisite principal amount of Debt Securities denominated in a Specified Currency have taken any action as provided under the Indenture, the principal amount of such Debt Securities will be deemed to be that amount of U.S. dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into U.S. dollars for the Specified Currency in which such Debt Securities are denominated (as evidenced to the Trustee by a certificate provided by a financial institution, selected by the Company, that maintains an active trade in such Specified Currency, acting as conversion agent) as of the date of the taking of such action.

       Defeasance and Discharge of Covenants: The Indenture provides that the Company, at its option, (i) will be discharged from any and all obligations with respect to the Debt Securities of any series (except for certain obligations to register the transfer or exchange of such Debt Securities, to replace any such Debt

<PAGE 15>

  Securities that have been stolen, lost, or mutilated, and to maintain paying agencies and hold moneys for payment in trust in respect of such Debt Securities), or (ii) need not comply with certain
  covenants  of  the  Indenture  with  respect  to  the   Debt
  Securities of any series (including those described in the preceding paragraphs captioned "Restrictive Covenant" and "Consolidation, Merger, and Sale of Assets"), in each case:
  (a) if the Company irrevocably deposits with the Trustee, in trust, money, U.S. Government Obligations, and/or Equivalent
  Government Securities (each as defined in the Indenture) which, through the payment of interest thereon and principal thereof in accordance with their respective terms, will provide money in an amount sufficient to pay all the principal of (including any mandatory sinking fund payments) and interest, if any, on, such Debt Securities, (b) such Debt Securities will not thereby be delisted from any stock exchange on which they may be listed, (c) no Event of Default shall have occurred and be continuing with respect to such Debt Securities, and (d) the Company delivers to the Trustee an opinion of counsel to the effect that such deposit and defeasance will not cause the Holders of such Debt Securities to recognize income, gain, or loss for Federal income tax purposes.

        The Trustee: The Chase Manhattan Bank (National Association), the Trustee under the Indenture, is also trustee under other indentures under which unsecured debt of the Company and its subsidiaries is outstanding, is a depositary of the Company, has from time to time made loans to the Company and its subsidiaries, and has performed other services for the Company and its subsidiaries in the normal course of its business, including the establishment and management of investment accounts.

             CURRENCY AND INDEX-RELATED RISK FACTORS


  Currency Exchange Rates

       Investments in Debt Securities denominated or payable in a Specified Currency, and in Debt Securities the principal of and/or interest on which will be determined by the relative value of a Specified Currency, entail significant risks (over which the Company has no control) that are not associated with similar investments in Debt Securities denominated and payable in U.S. dollars and bearing a fixed rate of interest. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and any such Specified Currency and the possibility of the imposition or modification of exchange controls by either the United States or any foreign government with respect to such Specified Currency (or component thereof, as the case may
  be), which risks generally depend on domestic and international economic and political events. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may occur in the future. The exchange rate between the U.S. dollar and any Specified Currency (or component thereof, as the case may be) is at any moment a result of the supply and demand for such currencies and changes in such exchange rate result over time from the interaction of many factors, including rates of inflation, interest rate levels, balances of payments, and the extent of governmental surpluses or deficits in the countries that have issued such currencies. These factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by such countries' governments and those of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Debt Security. Depreciation against the U.S. dollar of the currency in which a Debt Security is payable would result in a decrease in the effective yield of such Debt Security below its coupon rate and, in certain circumstances, could result in the loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked Debt Security, changes in exchange rates relating to any of the currencies involved may result in a decrease in the effective yield of such Debt Security and, in some circumstances, could result in a loss to the investor of all or a substantial portion of the principal thereof. See also "Indexed Payments" below.

<PAGE 16>

  Currency Exchange Controls

       An investment in a Debt Security payable in a Specified Currency is subject to the additional risk that such Specified Currency may not be available at the time a payment of principal, premium, if any, or interest, if any, on such Debt Security becomes due. Governments have from time to time imposed exchange controls affecting the general availability of certain Specified Currencies and the imposition or modification of exchange controls by either the United States or any foreign government could affect the availability of one or more Specified Currencies in the future. Even in the absence of such exchange controls, the interaction of various economic and political factors could result in the unavailability of one or more Specified Currencies at any given time. If the Specified Currency in which any payment under a Debt Security would otherwise be required is for any reason not available at the time such payment becomes due, the Company will make such payment in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment, or if such rate of exchange is not then available, then on the basis of the highest bid quotation (assuming European-style quotation -- i.e., Specified Currency per U.S. dollar) received by the Exchange Rate Agent on the second New York Business Day prior to the applicable payment date from three recognized foreign exchange dealers in the City of New York (one of which may be the Exchange Rate Agent) for the purchase of the aggregate amount of the Specified Currency payable on such payment date, for settlement on such payment date, and at which the applicable dealer timely commits to execute a contract. No payment in U.S. dollars made under such circumstances will constitute an Event of Default. See "Description of Debt Securities--Payment Currency".


  Indexed Payments

       Investments in Indexed Debt Securities the principal of and/or interest on which will be determined by the relative value or level of a designated Index entail significant risks (over which the Company has no control) that are not associated with similar investments in conventional fixed rate debt securities paying a fixed amount of principal. The value or level of any applicable Index (and, accordingly, the amount of principal and/or interest, as the case may be, payable on an Indexed Debt Security) may at any time be affected by the interaction of various factors, including domestic and international economic and political events. These factors may in turn be affected by the monetary, fiscal, and trade policies pursued by the United States and by other countries important to international trade and finance. In addition, if the formula used to determine the amount of principal and/or interest (as the case may be) payable with respect to an Indexed Debt Security contains a multiple or leverage factor, the effect of any fluctuation in such Index will be increased. A decline in the relative value or level of such Index would result in a decrease in the effective yield of the applicable Indexed Debt Security and, in certain circumstances, could result in a loss to the investor of all or a substantial portion of the principal thereof. Fluctuations in any particular Index that have occurred in the past are not necessarily indicative of fluctuations in such Index that may occur during the term of the applicable Indexed Debt Security.

  Governing Law and Foreign Currency Judgments

       The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. United States courts have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. However, New York State law provides that an action based upon an obligation (such as a Debt Security) denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

       THIS PROSPECTUS (AS SUPPLEMENTED BY ANY APPLICABLE PRICING SUPPLEMENT) DOES NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN INDEXED DEBT SECURITIES OR IN DEBT SECURITIES DENOMINATED OR PAYABLE IN A SPECIFIED CURRENCY. THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS

<PAGE 17>

  PROSPECTUS OR ANY APPLICABLE PRICING SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN LEGAL, TAX, AND FINANCIAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN INDEXED DEBT SECURITIES OR IN DEBT SECURITIES DENOMINATED OR PAYABLE IN A SPECIFIED CURRENCY. SUCH DEBT SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO INVESTMENTS IN DERIVATIVE SECURITIES AND (WITH RESPECT TO AN INVESTMENT IN DEBT SECURITIES DENOMINATED OR PAYABLE IN A SPECIFIED CURRENCY OR IN DEBT SECURITIES WHOSE PRINCIPAL AND/OR INTEREST WILL BE DETERMINED BY THE RELATIVE VALUE OF A SPECIFIED CURRENCY) ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

       The information set forth in this Prospectus and/or any applicable Pricing Supplement is directed to prospective purchasers who are residents of the United States. The Company disclaims any responsibility to advise prospective purchasers as to issues regarding the purchase or ownership of or receipt of payments under any Debt Security by residents of countries other than the United States except with respect to certain federal tax issues. See "United States Tax Considerations- Non-United States Holders".
  Persons who are not residents of the United States are advised to consult their own legal, tax, and financial advisors with regard to such matters.


                UNITED STATES TAX CONSIDERATIONS

       The following summary is a general discussion of certain United States federal income tax consequences resulting from the ownership and disposition of Debt Securities and does not address the tax consequences of the ownership or disposition of Warrants. A discussion of the material United States federal income tax consequences, if any, resulting from the ownership and disposition of Warrants of any particular series will be provided in the applicable Prospectus Supplement.

       This discussion deals only with Debt Securities held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), and does not address special classes of holders, such as life insurance companies, dealers in securities or foreign currencies, tax exempt organizations, persons holding Debt Securities as a hedge or hedged against currency risks, persons holding Debt Securities as part of a straddle within the meaning of Section 1092 of the Code or as part of a conversion transaction within the meaning of
  Section 1258(c) of the Code, or persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar. It does not deal with holders other than the original purchaser and does not discuss the "market discount rules" or the "acquisition premium rules". This discussion does not include any description of the tax laws of any state or local government or of any foreign government that may be applicable to Debt Securities. The United States federal income tax consequences of the ownership and disposition of a particular Debt Security will depend, in part, on the particular terms of the Debt Security as set forth in the applicable Pricing Supplement.

       This summary is based on the Code, and United States Department of Treasury regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions as of the date hereof, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could adversely affect the holder of a Debt Security. These authorities are subject to various interpretations and it is therefore possible that the United States federal income tax treatment of any series of Debt Securities may differ from the treatment described below.

       THE  FEDERAL INCOME TAX DISCUSSION SET FORTH  BELOW  IS
  INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. PERSONS CONSIDERING THE PURCHASE OF DEBT SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO

<PAGE 18>

  THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE,
  LOCAL, FOREIGN, AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS
  OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

  United States Holders

       For purposes of this discussion, the term "United States Holder" means a beneficial owner of a Debt Security that, for United States federal income tax purposes, is
  (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust subject to United States federal income taxation without regard to the source of its income.

       Payment of Interest. Interest paid on a Debt Security other than interest on an "OID Debt Security" that is not "qualified stated interest" (as such terms are defined below), generally will be taxable to a United States Holder as ordinary interest income at the time it is accrued or received, in accordance with the United States Holder's method of accounting for federal income tax purposes.

       Original Issue Discount. The following discussion is a summary of the principal United States federal income tax consequences of the ownership and disposition of OID Debt Securities, which for purposes of this discussion means any Debt Security that is treated as having been issued with original issue discount ("OID"), as described below. The rules governing the tax treatment of OID Debt Securities may vary depending on the specific terms of such Debt Security, as set forth in the applicable Pricing Supplement. The following summary is based in part upon the OID provisions of the Code and regulations issued thereunder on January 27, 1994 (the "OID Regulations"). The OID Regulations are to be effective generally for Debt Securities issued on or after April 4, 1994.

       A Debt Security will be treated as having been issued with OID if its "stated redemption price at maturity" exceeds its "issue price" by more than a de minimis amount. In general, the excess of stated redemption price at maturity over issue price is treated as de minimis if the amount of OID on the instrument is less than 1/4 of 1 percent of the Debt Security's stated redemption price at maturity multiplied by the number of complete years from issuance to maturity. Under the OID Regulations, special de minimis OID rules apply to certain types of debt instruments, including installment obligations (defined by the OID Regulations as debt instruments that provide for the payment of any amount other than "qualified stated interest" prior to maturity) and Variable Rate Debt Securities (defined below).

       In general, the issue price of each Debt Security in a particular offering will be the initial price at which a substantial amount of that particular offering is sold. Under the OID Regulations, if Debt Securities and Warrants are issued together as an investment unit, the issue price for the unit is determined by treating the investment unit as a debt instrument. The issue price as so determined must be allocated between the Debt Securities and the Warrants in the investment unit based on their relative fair market values. Under the OID Regulations, the Company's determination of the allocation will be binding upon a holder unless the holder files a disclosure statement with the holder's timely filed federal income tax return for the year including the acquisition date of the investment unit. Notice will be given in the applicable Pricing Supplement of the Company's determination of the allocation of the issue price where Debt Securities and Warrants are issued together as part of an investment unit.

       The  stated  redemption price at  maturity  of  a  Debt
  Security is the total of all payments provided by the Debt Security other than "qualified stated interest". Qualified stated interest generally is stated interest that is unconditionally payable at least annually in cash or in property (other than debt instruments of the Company) at a single fixed rate applied to the outstanding principal amount of the Debt Security. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments.

<PAGE 19>

       United States Holders of OID Debt Securities (other than certain "short-term OID Debt Securities", as defined below) will be required to include OID in income for United States federal income tax purposes in increasingly greater amounts in successive "accrual periods" (as defined below), generally prior to the receipt of corresponding cash payments, regardless of the holder's method of accounting.

       The amount of OID includible in the income of an initial United States Holder for any taxable year is the sum of the daily portions of OID with respect to the OID Debt Security for each day during the taxable year or portion thereof in which such United States Holder held the OID Debt Security ("accrued OID"). The daily portion of OID with respect to an OID Debt Security is determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to such accrual period. The accrual periods may be of any length and may vary in length over the term of the Debt Security provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. In general, the amount of OID allocable to any accrual period is an amount equal to the excess of
  (i) the product of the adjusted issue price of the OID Debt Security at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of the accrual period) over (ii) the amount of qualified stated interest, if any, allocable to the accrual period. The "adjusted issue price" of the OID Debt Security at the beginning of any accrual period is equal to the original issue price of the OID Debt Security plus the sum of the daily portions of OID with respect to the OID Debt Security for each prior accrual period (determined without regard to the amortization of any premium, as described below), minus any prior payments and any payments made on the first day of the accrual period on the OID Debt Security that were not qualified stated interest. The term "yield to maturity" generally means the discount rate that, when used to compute the present value of all principal and interest payments to be made under the Debt Security, will produce an amount equal to the issue price of the Debt Security. In determining OID allocable to an accrual period, if an interval between payments of qualified stated interest contains more than one accrual period the amount of qualified stated interest payable at the end of the interval, (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval), is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. If all accrual periods are of equal length, except for either an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method.

       The OID Regulations provide special rules for "Variable Rate Debt Securities," generally defined as a Debt Security
  (i) with an issue price that does not exceed the sum of the noncontingent principal payments to be made on the Debt Security by more than a specified amount and (ii) that provides for stated interest that is compounded or paid at least annually, at the current value(s) (as defined in the OID Regulations), of (A) one or more qualified floating rates; (B) a single fixed rate and one or more qualified floating rates; (C) a single objective rate; or (D) a single fixed rate and a qualified inverse floating rate. In certain circumstances, a Debt Security bearing an initial fixed rate for a period of less than one year, followed by a qualified floating rate or an objective rate, may be treated as a Variable Rate Debt Security. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Debt Security is denominated. In addition, certain multiples of a qualified floating rate will be treated as a qualified floating rate. Restrictions on the maximum or minimum stated interest rate, restrictions on the amount of increase or decrease in the stated interest rate, or other similar restrictions generally do not result in a rate failing to be treated as a qualified floating rate provided that such restrictions are fixed throughout the term of the Debt Security or do not significantly alter the yield of the Debt Security. In general, an objective rate is a rate (other than a qualified floating rate) that is determined using a single formula that is fixed throughout the term of the Debt Security and that is based on either (i) the yield or changes in the price of one or more items of actively traded personal property (other than stock or debt of the Company or certain

<PAGE 20>

  related parties); (ii) one  or  more  qualified
  floating rates; (iii) one or more rates where each would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the Debt Security is denominated; (iv) a combination of rates described immediately above; or (v) any other variable rate designated by the IRS. A rate is not an objective rate, however, if it is reasonably expected that the rate will result in significant front-loading or back-loading of interest. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate, provided that the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

       For purposes of determining the OID accruals and the amount of qualified stated interest, a Variable Rate Debt Security is "converted" to an equivalent fixed rate debt instrument by substituting an appropriate fixed rate (as specified by the OID Regulations) for the variable rate or rates. The rules applicable to fixed rate debt instruments, described above, are then applied to determine OID accruals and the qualified stated interest payments. In certain circumstances, if the interest actually accrued or paid during an accrual period is greater or less than the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument, appropriate adjustments must be made to the qualified stated interest or OID allocable to the accrual period. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Debt Security will be a Variable Rate Debt Security.

       Alternative Payment Schedules. The OID Regulations provide special rules for purposes of determining the yield and maturity of a Debt Security that provides for one or more alternative payment schedules applicable upon the occurrence of certain contingencies, where the timing and amounts of the payments under each alternative payment schedule are fixed as of the original issue date. Except as provided in the next paragraph, the yield and maturity of such a Debt Security are generally determined by assuming that the payments will be made according to the stated payment schedule. However, if based on all the facts and circumstance as of the issue date, it is more likely than not that the stated payment schedule will not occur, then yield and maturity are computed based on the payment schedule most likely to occur. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Debt Security will be deemed to have a payment schedule for federal income tax purposes that is different than its stated payment schedule. The payment schedule determined by the Company will be binding on all holders of the Debt Security unless the holder explicitly discloses, on a statement attached to the holder's timely filed federal income tax return for the taxable year that includes the acquisition date of the Debt Security, that such holder's determination of yield and maturity is different from the Company's determination.

       For purposes of determining yield and maturity of a Debt Security, one or more unconditional options of either the holder or the Company to require payments to be made on the Debt Security under one or more alternative payment schedules (e.g., an option to extend or an option to call a Debt Security at a fixed premium) will be deemed exercised if exercise of such option or options would change the yield on the Debt Security in a manner which would benefit the party that holds such option or options.

        Under the OID Regulations, a Debt Security that provides for one or more alternative payment schedules provides for qualified stated interest to the extent of the lowest fixed rate at which qualified stated interest would be payable under any of the payment schedules.

        If a contingency described above (including the exercise of an option described in the preceding paragraph) actually occurs or does not occur contrary to the assumptions made with respect thereto, then for purposes of determining the accrual of OID, the yield and maturity of the Debt Security are redetermined by treating the Debt Security as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on such date.

       Contingent Debt Securities. The OID Regulations do not address the federal income tax treatment of Debt Securities which provide for contingent principal or of Floating Rate Debt Securities and Index Debt Securities that do not qualify as Variable Rate Debt Securities ("Contingent Debt
  Securities").   The

<PAGE 21>

  federal income tax consequences of the ownership and disposition of a particular Debt Security, and whether it constitutes a Contingent Debt Security, may depend, in part, on the particular terms of the Debt Security as set forth in the applicable Pricing Supplement. UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF CONTINGENT DEBT SECURITIES.

       Election by United States Holder. Under the OID Regulations, a United States Holder may elect to treat all interest on a Debt Security as OID. For purposes of this election, interest includes stated interest, OID, de minimis OID, and unstated interest, as adjusted for any amortizable bond premium. The election is to be made for the taxable year in which the United States Holder acquired the Debt Security and may not be revoked without the consent of the IRS. UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THIS ELECTION.

       Short-term OID Debt Securities. In the case of an OID Debt Security that matures one year or less from the date of its issuance (a "short-term OID Debt Security") all payments (including all stated interest) are included in the stated redemption price at maturity. Thus, United States Holders who report income for United States federal income tax purposes on the accrual method and certain other holders are required to include OID in income currently (in lieu of stated interest). The total OID will be equal to the excess of the stated redemption price at maturity over the issue price of the short-term OID Debt Security, unless the United States Holder elects to compute the OID using tax basis instead of issue price. United States Holders who report income for United States federal income tax purposes on the accrual method and certain other holders are required to accrue such OID on a short-term OID Debt Security on a straight-line basis, unless an election is made to accrue the OID under the constant yield method (based on daily compounding). Generally, an individual and certain other cash method United States Holders of short-term OID Debt Securities are not required, but may elect, to include OID in their income currently. In the case of a United Stated Holder who is not required and does not elect to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term OID Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method) through the date of sale, exchange or retirement, reduced by any payments of stated interest or other interest received. In addition, such non-electing United States Holders who are not subject to the current inclusion requirement described above will be required to defer deductions of all or a portion of any interest paid on indebtedness allocable to such short-term OID Debt Securities in an amount not exceeding the deferred income.

       Debt Securities Issued at a Premium. A United States Holder that purchases a Debt Security at original issue for an amount in excess of the sum of all amounts payable on the Debt Security after the purchase date (other than qualified stated interest) will be treated as having purchased the Debt Security at a premium and will not be required to include OID, if any, in income. Generally, a United States Holder may elect to amortize such premium over the term of the Debt Security on a constant yield method. If such election is made, the amount required to be included in the United States Holder's income each year with respect to interest on the Debt Security will be reduced by the amount of premium amortized in such year. The premium on a Debt Security held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on the disposition of the Debt Security. Any election to amortize premium applies to all bonds (other than bonds the interest on which is excludable from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the IRS. If the Debt Security is redeemable at a premium, special rules may apply which could result in a deferral of the amortization of some of the premium.

       Reporting. The Company is required to report to the IRS the amount of OID accrued on OID Debt Securities held of record by certain United States Holders. The amount required to be reported by the Company may not be equal to the amount of OID required to be reported as taxable income by a holder of such OID Debt Security.

<PAGE 22>

       Sale, Exchange, or Retirement of Debt Securities. A United States Holder's adjusted tax basis in a Debt Security (other than an OID Debt Security) generally will equal the cost of the Debt Security to such holder, reduced by any amortized premium and by payments on the Debt Security received by the holder, other than qualified stated interest. A holder's tax basis in an OID Debt Security will generally be the cost of the Debt Security to such holder, increased by any OID previously included in the holder's income and decreased by the amount of any payment to the holder under the OID Debt Security, other than a payment of qualified stated interest, and by any amortized premium. Upon the sale, exchange, or retirement of a Debt Security, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts attributable to accrued OID or interest not previously included in the income of the holder) and such holder's adjusted tax basis in the Debt Security. Any gain attributable to de minimis OID that is recognized on the sale or exchange of a Debt Security is treated as capital gain if the Debt Security is a capital asset in the hands of the holder. Except as described above with respect to certain short-term OID Debt Securities or as described below with respect to certain Foreign Currency Debt Securities, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale or retirement, the Debt Security has been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses, however, may be limited.

        Foreign Currency Debt Securities. The following discussion summarizes the principal United States federal income tax consequences to a United States Holder of the ownership and disposition of Debt Securities that are denominated in a Specified Currency or on which interest or principal are payable in one or more Specified Currencies (a "Foreign Currency Debt Security"). The following summary is based upon certain Treasury Regulations issued pursuant to
  Section 988 of the Code.

       Interest on a Debt Security paid in a Specified Currency, other than interest on an OID Debt Security that is not qualified stated interest, will be taxable to a United States Holder as ordinary interest income at the time it is accrued or received, in accordance with the United States Holder's method of accounting for federal income tax purposes. The amount recognized by a cash basis United States Holder is the U.S. dollar value of the interest payment (determined on the basis of the "spot rate" on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time. No exchange gain or loss is recognized at the time of receipt of such payment by a cash basis United States Holder.

       Unless the election described below is made, the amount recognized by an accrual basis United States Holder is the U.S. dollar value of the interest that has accrued for the interest accrual period (determined on the basis of the average exchange rate for the interest accrual period). The average exchange rate for the accrual period (or partial periods) is the simple average of the exchange rates for each business day in such period (or other method if such method is reasonably derived and consistently applied). An accrual basis United States Holder may elect to translate accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to all debt obligations held by the United States Holder and may not be changed without the consent of the IRS. Upon receipt of an interest payment in the Specified Currency, an accrual basis United States Holder will recognize foreign currency gain or loss to the extent of the difference, if any, between the U.S. dollar value of such payment (determined by translating the Specified Currency received at the spot rate on the date of receipt) and the U.S. dollar value of the interest income that such holder has previously included in income with respect to such payment, which gain or loss will be treated as ordinary income or loss.

       In the case of a Foreign Currency Debt Security, the U.S. dollar amount, if any, includible in income as OID for each accrual period by a United States Holder is determined by (i) calculating the amount of OID allocable to each accrual period in the applicable Specified Currency using the constant yield method described above, and (ii) translating the amount so derived in the same manner as interest

<PAGE 23>

  income accrued by a holder on the accrual basis, as described above. In general, upon the receipt of payment in the Specified Currency attributable to OID, a United States Holder will recognize foreign currency gain or loss equal to the difference, if any, between the U.S. dollar value of the accrued OID (determined in the same manner as interest income accrued by an accrual basis holder) and the U.S. dollar value of such payment (determined by translating the Specified Currency at the spot rate on the date of receipt), which gain or loss will be treated as ordinary income or loss.

       A United States Holder's tax basis in foreign currency generally will be the U.S. dollar value thereof at the spot rate on the date such foreign currency is acquired. The amount of gain or loss recognized by a holder on a sale, exchange or other disposition of foreign currency will be equal to the difference between (i) the amount of U.S. dollars, the U.S. dollar value at the spot rate of the foreign currency, or the fair market value in U.S. dollars of the property, received by the holder upon such sale, exchange or other disposition, and (ii) the holder's tax basis in the foreign currency. Accordingly, a holder that purchases a Foreign Currency Debt Security with previously owned foreign currency will recognize gain or loss in an amount equal to the difference, if any, between such holder's tax basis in the foreign currency and the U.S. dollar value of the foreign currency at the spot rate on the date of purchase of the Foreign Currency Debt Security. Generally, any such gain or loss will be ordinary income or loss.

       A United States Holder's tax basis in a Foreign Currency Debt Security will be the U.S. dollar value of the currency paid for such Debt Security at the time of such purchase. Gain or loss realized upon the sale, exchange or retirement of a Foreign Currency Debt Security will be ordinary income or loss to the extent it is attributable to fluctuations in exchange rates. Such foreign currency gain or loss may not exceed the total gain or loss on the sale or retirement of the Debt Security. Generally, any gain or loss recognized upon the sale, exchange or retirement of a Foreign Currency Debt Security, other than the amount treated as foreign currency gain or loss, will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the Debt Security was held for more than one year.

       Any foreign currency gain or loss that is treated as ordinary income or loss, as described above, generally will not be treated as interest income or expense except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

       In the case of a Foreign Currency Debt Security, bond premium which a holder elects to amortize will be computed in the relevant Specified Currency and will reduce interest income or OID determined in such Specified Currency. At the time amortizable bond premium offsets interest income, a United States Holder may realize exchange gain or loss (taxable as ordinary income or loss, but generally not as interest income or expense), measured by the difference between exchange rates at that time and at the time of the acquisition of the Debt Security.

       Dual Currency Debt Securities. If so specified in an applicable Pricing Supplement relating to a Foreign Currency Debt Security, the Company may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency (the "Optional Payment Currency") other than the Specified Currency. In general, payments under such Foreign Currency Debt Securities (referred to herein as "Dual Currency Debt Securities") will be taxed pursuant to the rules regarding interest, OID, premium and foreign currency transactions discussed above. However, a United States Holder of a Dual Currency Debt Security with respect to which the Company's option has been exercised may be considered to have exchanged a Debt
  Security denominated in the Specified Currency for a Debt Security denominated in the Optional Payment Currency. Whether such a deemed exchange will require a United States Holder to recognize gain or loss will depend on whether the exchange is part of a recapitalization of the Company. If the Company exercises its option to make future payments in the Optional Payment Currency as part of a recapitalization that qualifies for nonrecognition treatment, a United States Holder of a Dual Currency Debt Security will not recognize gain or loss upon the deemed exchange and the Holder's basis in the Debt Security will be unchanged. If, however, the Company's exercise of this option is not part of a

<PAGE 24>

  recapitalization, a United States Holder may recognize gain or loss, if any, equal to the difference between the holder's basis in the Debt Security denominated in the Specified Currency and the value of the Debt Security denominated in the Optional Payment Currency.

      Non-United States Holders

        The   payment  of  interest,  premium  and   principal
  (including any OID) on a Debt Security to any non-United States Holder will not be subject to United States federal withholding tax (except as discussed below with respect to backup withholding), provided that in the case of a payment of interest, premium, or OID (i) the beneficial owner of the Debt Security is subject to United States federal income tax with respect to the Debt Security on a net basis because the payments received with respect to the Debt Security by such beneficial owner are effectively connected with a U.S. trade or business of such beneficial owner (in which case such beneficial owner may also be subject to the "branch-profits tax" under Section 884 of the Code) and such beneficial owner provides the Company with a properly executed IRS Form 4224, (ii) such beneficial owner provides the Company with a properly executed IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (iii) (A) such beneficial owner does not actually or constructively own ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (B) such beneficial owner is not a bank whose receipt of interest on a Debt Security is described in section 881(c)(3)(A) of the Code, (C) such beneficial owner is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership, and (D) either (1) such beneficial owner certifies to the Company or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address on United States Treasury Form W-8 (or suitable substitute form) or (2) a securities clearing organization, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business (a "financial institution") and holds the Debt Security on behalf of the beneficial owner certifies under penalties of perjury that such a Form W-8
  (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. Notwithstanding the foregoing, pursuant to the Revenue Reconciliation Act of 1993 (the "1993 Act"), certain contingent interest may be subject to United States federal withholding tax. For purposes of this provision of the 1993 Act, contingent interest includes interest that is determined by reference to receipts, sales or other cash flow, income or profits, or a change in value of any property of the issuer or a related person. It also includes interest determined by reference to any dividend, partnership distribution or similar payment made by the issuer or a related person.


       A non-United States Holder generally will not be subject to United Stated federal income tax (and no tax generally will be withheld) with respect to gain recognized on a sale, exchange or redemption of a Debt Security, unless
  (i) the gain is effectively connected with a trade or business of the non-United States Holder in the United States, or (ii) in the case of a non-United States Holder who is a nonresident alien individual and holds the Debt Security as a capital asset, such Holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met.

       A Debt Security held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death if, at the time of such death, the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and the income on the Debt Security would not have been effectively connected with the conduct of a trade or business by the individual in the United States. Notwithstanding the foregoing, if interest on a Debt Security is treated as contingent interest for purposes of the 1993 Act, as described above, all or a portion of the value of such Debt Security may be subject to United States federal estate tax as a result of such individual's death.

<PAGE 25>

  Backup Withholding

       The 31% "backup" withholding and information reporting requirements generally apply to certain payments of principal (including OID, if any) and to any payments of premium or interest made within the United States. Information reporting and backup withholding do not apply to payments of principal (including OID, if any) or to any payments of premium or interest made outside the United States by the Company provided the payor does not have actual knowledge that the payee is a United States Holder, and if the certification on United States Treasury Form W-8, described under the section "non-United States Holders" is received.

       Payment of the proceeds from the sale of a Debt Security to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period, information reporting will apply to such payments unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary, or the owner otherwise establishes an exemption. Payment of the proceeds from a sale of a Debt Security to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

       Backup withholding will generally not apply to United States Holders other than certain non-corporate Holders who fail to supply an accurate taxpayer identification number or who fail to report all interest income required to be shown on their federal income tax return. Any amounts withheld from a payment to a United States Holder under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax provided that the required information is furnished to the Service.


                     DESCRIPTION OF WARRANTS

       Each series of Debt Warrants will be issued under a Debt Warrant Agreement to be entered into between the Company and The Chase Manhattan Bank (National Association), in its capacity as warrant agent (the "Debt Warrant Agent"), in substantially the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part (such agreement the "Debt Warrant Agreement"), together with the applicable form of warrant certificate (any such certificate a "Debt Warrant Certificate"). Each series of Shelf Warrants will be issued under a separate warrant agreement (each such agreement a "Shelf Warrant Agreement") to be entered into between the Company and The Chase Manhattan Bank (National Association), in its capacity as warrant agent, or such other bank or trust company as may be identified in the applicable Prospectus Supplement (in either case, the "Shelf Warrant Agent"), and to be filed as an amendment to the Registration Statement together with an appropriate form of shelf warrant certificate (any such certificate a "Shelf Warrant Certificate" and any Debt Warrant Certificate or Shelf Warrant Certificate sometimes referred to as a "Warrant Certificate"). The statements herein concerning the Debt Warrant Agreement or any Shelf Warrant Agreement (the Debt Warrant Agreement and any Shelf Warrant Agreement sometimes referred to as a "Warrant Agreement") do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable Warrant Agreement and the applicable Warrant Certificates, including the definitions of certain terms.

       THE  TERMS  AND CONDITIONS SET FORTH IN THIS PROSPECTUS
  WITH  RESPECT TO WARRANTS WILL APPLY TO EACH WARRANT  UNLESS
  OTHERWISE  SPECIFIED HEREIN OR IN THE APPLICABLE  PROSPECTUS
  SUPPLEMENT.

<PAGE 26>

  General

       Warrants may be offered from time to time, independent of or together with any series of Debt Securities. Prior to the exercise of a Warrant, the holder thereof will not have any of the rights of holders of any security or other instrument underlying such Warrant. Unless otherwise provided in the applicable Prospectus Supplement, a Warrant of any series may be exercised at any time up to the close of business on the expiration date set forth therein, after which time all unexercised Warrants will become void. Registered Warrants of a series will be exchangeable into registered Warrants of the same series representing, in the aggregate, the number of Warrants surrendered for exchange. Warrant Certificates may be presented for transfer and, to the extent exchangeable, may be presented for exchange, at the corporate trust office of the Debt Warrant Agent or the Shelf Warrant Agent, as the case may be (any such agent sometimes referred to as a "Warrant Agent").

       The Warrant Agent with respect to any series of Warrants will act solely as an agent of the Company in connection with the applicable Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any registered holders or beneficial owners of the applicable Warrant Certificates.

  Debt Warrants

       Each Debt Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as will in each case be set forth in, or calculable from, the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement will set forth (i) the designation, aggregate principal amount, and terms of the underlying Debt Securities, (ii) if applicable, the designation and terms of any Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security, (iii) the date, if any, on and after which such Debt Warrant and the related Debt Securities will be separately transferable,
  (iv) the date on which the right to exercise such Debt Warrant will commence and the procedures and conditions relating to exercise, (v) the date on which the right to exercise such Debt Warrant will expire, (vi) a discussion of any material United States tax considerations, (vii) a discussion of any material risk factors, (viii) whether such Debt Warrant will be issued in registered or bearer form and, if registered, where it may be transferred and registered, and (ix) any other terms of such Debt Warrant, which terms will in no event conflict with the terms or provisions of the Debt Warrant Agreement.

       Subject to any restrictions and additional requirements that may be set forth in the applicable Prospectus Supplement, a Debt Warrant may be exercised by delivery to the Debt Warrant Agent of the subject Debt Warrant Certificate, properly completed and duly executed, and of payment of the amount required to purchase the related Debt Securities. The exercise price will be the price applicable on the date of payment in full, as set forth in the applicable Prospectus Supplement. As soon as practicable after receipt by the Debt Warrant Agent at its corporate trust office of such payment and of the Debt Warrant Certificate properly completed and duly executed, the Company will issue and deliver the Debt Securities that have been purchased upon such exercise. If fewer than all the Debt Warrants represented by any Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

  Shelf Warrants

       The Prospectus Supplement applicable to any particular Shelf Warrant will describe (i) the designation and offering price of such Shelf Warrant, (ii) whether such Shelf Warrant is for the sale or purchase of any Specified Currency, commodity, or security, (iii) whether the settlement value of such Shelf Warrant at the time of exercise will be determined by the relative value or level of any Index,
  (iv) if such Shelf Warrant has been issued together with one or more Debt Securities, the date on and after which such Shelf Warrant and any such Debt Securities will be separately transferable, (v) the date on which the right to

<PAGE 27>

  exercise such Shelf Warrant will commence and the procedures and conditions relating to exercise, (vi) the date on which the right to exercise such Shelf Warrant will expire,
  (vii) a discussion of any material United States tax considerations, (viii) a discussion of any material risk factors, (ix) whether such Shelf Warrant will be issued in registered or bearer form and, if registered, where it may be transferred and registered, and (x) any other terms of such Shelf Warrant, which terms will in no event conflict with the terms and provisions of the applicable Shelf Warrant Agreement.

       Subject to any restrictions and additional requirements that may be set forth in the applicable Prospectus Supplement, a Shelf Warrant may be exercised by delivery to the Shelf Warrant Agent of the subject Shelf Warrant Certificate, properly completed and duly executed, and (except with respect to a Shelf Warrant providing for cash settlement value) of payment of the amount required to purchase the underlying currency, commodity, or instrument. The exercise price will be the price applicable on the date of payment in full, as set forth in the applicable Prospectus Supplement. As soon as practicable after receipt by the Shelf Warrant Agent at its corporate trust office of such payment and of the Shelf Warrant Certificate properly completed and duly executed, the Shelf Warrant Agent will buy or sell the related currency, commodity, or instrument, or pay the settlement value therefore, as the case may be.
  If fewer than all the Shelf Warrants represented by any Shelf Warrant Certificate are exercised, a new Shelf Warrant Certificate will be issued for the remaining amount of Shelf Warrants.

                      PLAN OF DISTRIBUTION

       The Company may appoint Agents to solicit offers to purchase the Securities, each of whom will agree to use best efforts to solicit such offers. The name of any such Agent, and the terms of its agreement with the Company (including the amount of any commission payable by the Company in connection with the sale of Securities through an Agent) will be set forth in the applicable Supplement. Each Agent will have the right, in its reasonable discretion, to reject (in whole or in part) any offer to purchase Securities solicited by such Agent. The Company may also, on its own behalf, directly solicit offers to purchase Securities, at any time, in any manner, upon any terms, and to any person. The Company will have the sole right to accept offers to purchase Securities and may reject (in whole or in part) any offer to purchase Securities, whether solicited by the Company or an Agent. Unless the Company otherwise agrees, payment of the purchase price of Securities sold by the Company, whether directly or through an Agent, will be required to be made in immediately available funds.

       The Company may also sell Securities to Underwriters at discounts to be agreed upon at the time of sale. Such Securities may be resold to investors and other purchasers at a fixed offering price, at prevailing market prices, or at prices related thereto at the time of such resale or otherwise, as determined by the Underwriter and specified in the applicable Supplement. After the initial public offering of Securities that are to be resold by an Underwriter to investors and other purchasers at a fixed public offering price, the public offering price, concession, and discount may be changed. An Underwriter may also sell Securities to other dealers, and may allow to one or more such dealers a discount from the public offering price of such Securities, but the aggregate of all such discounts allowed by the Underwriter to other dealers with respect to such Securities will not be in excess of the discount received by the Underwriter from the Company with respect to such Securities. It is anticipated that any underwriting agreement pertaining to any Securities will provide that the Underwriter is obligated to purchase all Securities taken by such Underwriter if any are taken.

        Underwriters and Agents participating in the distribution of Securities may be deemed to be "underwriters" under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions within the meaning of the Securities Act. Any such compensation received by any such Underwriter or Agent from the Company will be described in the applicable Supplement. It is anticipated that the Company will enter into an agreement with each Underwriter and Agent named in an applicable Supplement, in substantially the form of Distribution Agreement filed as
  Exhibit 1 to the Registration Statement, which agreement will entitle such Underwriter or Agent to indemnification against certain civil

<PAGE 28>

  liabilities, including liabilities under the Securities Act, or to contribution for payments it may be required to make in respect thereof.

       If so indicated in the applicable Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in such Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such Supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any such delayed delivery contract will not be subject to any conditions except that (i) the purchase of the Securities will not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject, and (ii) if the Securities are also being sold to Underwriters, the Company will have sold to such Underwriters the Securities not sold for delayed delivery. The Underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

       None of the Securities will have an established trading market when issued. It is not currently anticipated that the Securities will be listed on any securities exchange. Agents, Underwriters, and other dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that the Securities offered hereby will be sold or, if sold, that there will be a secondary market for them.


                         LEGAL OPINIONS

        Unless otherwise indicated in any applicable Supplement, the legality of the Securities offered hereby will be passed upon (i) for the Company by Douglas Cram, Esq., Vice President and Assistant General Counsel of the Company and, with respect to the matters described herein under the caption "Federal Tax Considerations", by Matthew
  M. McKenna, Esq., Vice President, Taxes, of the Company, and (ii) for any Agents and Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Mr. Cram and Mr. McKenna each own certain securities of the Company. Cahill Gordon & Reindel renders legal services to the Company from time to time.


                             EXPERTS

       The consolidated financial statements and schedule of the Company as of December 31, 1994 and for each of the fiscal years in the three-year period ended December 31, 1994, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included in such Annual Report and incorporated herein by reference. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements refers to the Company's adoption of the Financial Accounting Standards Board's Statement of
  Financial Accounting Standard No. 112, "Employers' Accounting for Postemployment Benefits," in 1994 and change in its method for calculating the market-related value of pension plan assets used in the determination of pension expense in 1994 and adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 106, "Employers' Accounting For Postretirement Benefits Other Than Pensions" and No. 109, "Accounting For Income Taxes" in 1992. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

       With respect to the unaudited condensed consolidated interim financial information of the Company for the twelve weeks ended March 25, 1995, the twelve and twenty-four weeks ended June 17, 1995 and the twelve and thirty-six weeks ended September 9, 1995, incorporated by reference herein, KPMG Peat Marwick LLP have reported that they have applied limited procedures in accordance

<PAGE 29>

  with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q for the twelve weeks ended March 25, 1995, the twelve and twenty-four weeks ended June 17, 1995 and the twelve and thirty-six weeks ended September 9, 1995, incorporated by reference herein, state that they did not audit and they do not  express  an  opinion  on  that  condensed  consolidated interim  financial information.  Accordingly, the degree  of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. KPMG Peat Marwick LLP are not subject to  the liability provisions of Section 11 of the Securities
  Act   for   their   reports  on  the   unaudited   condensed
  consolidated interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by accountants within the meaning of Sections 7 and 11 of the Securities Act.

        The financial statements incorporated herein by reference to all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, are or will be so incorporated in reliance upon the reports of KPMG Peat Marwick LLP and any other independent public accountants relating to such financial information and upon the authority of such independent public accountants as experts in accounting and auditing in giving such reports to the extent that the particular firm has audited such financial statements and consented to the use of their reports thereon.


  <PAGE A-1>

                            GLOSSARY

        As  used  in  the  Prospectus  or  in  any  applicable
  Supplement (unless otherwise defined therein), the terms set forth below are defined as follows:

       "Actual/Actual" means the actual number of days in the applicable Interest Period in respect of which payment is being made divided by 365 (or, if any portion of the applicable Interest Period falls in a leap year, the sum of
  (A) the actual number of days in that portion of the applicable Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the applicable Interest Period falling in a non-leap year divided by 365). See also "Actual/360", "Actual/365 (Fixed)", "Bond Basis", and "Eurobond Basis".

       "Actual/360" means the actual number of days in the applicable Interest Period in respect of which payment is being made divided by 360. See also "Actual/Actual", "Actual/365 (Fixed)", "Bond Basis", and "Eurobond Basis".

      "Actual/365"--see "Actual/Actual".

       "Actual/365 (Fixed)" means the actual number of days in the applicable Interest Period in respect of which payment is being made divided by 365. See also "Actual/Actual", "Actual/360", "Actual/365 (Fixed)", "Bond Basis", and "Eurobond Basis".

      "Agent"--see page 1 of the Prospectus.

      "Base Rate"--see page 9 of the Prospectus.

       "Bond Basis" means the number of days in the applicable Interest Period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months (unless (i) the last day of the applicable Interest Period is the 31st day of a month but the first day of the applicable Interest Period is a day other than the 30th or 31st day of a month, in which case the months that include that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the applicable Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

        "Business Day" when used in conjunction with a designated city means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to be closed in (i) London, England (with respect to a Debt Security the principal of or interest on which will be determined by reference to LIBOR), (ii) Brussels, Belgium (with respect to a Debt Security denominated in ECUs or whose principal or interest will be determined by reference to the relative value of the ECU), or (iii) the financial center of the country issuing the Specified Currency (with respect to a Debt Security denominated in a Specified Currency other than the ECU or whose principal or interest will be determined by reference to the relative value of any Specified Currency other than the ECU). See also "New York Business Day".

       "Business Day Convention" means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day. The following terms, when used in conjunction with the term "Business Day Convention" and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that:

            (i) if "Following" is specified, that date will be the first

<PAGE A-2>

       following day that is a Business Day;

            (ii) if "Modified Following" or "Modified" is specified, that date will be the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day; and

            (iii) if "Preceding" is specified, that date will be the first preceding day that is a Business Day.

       "CD Rate" with respect to any Interest Determination Date means the rate set forth in H.15(519) for the period for the specified Index Maturity under the caption "CDs (Secondary Market)". If such rate does not appear in
  H.15(519) by 9:00 a.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for such Interest Determination Date for the Index Maturity under the caption "Certificates of Deposit". If such rate does not appear in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities by 3:00 p.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the arithmetic mean of the secondary market offered rates of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City as of 10:00 a.m., New York City time, for such Interest Determination Date for negotiable U.S. Dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity and in an amount that is representative for a single transaction in the relevant market at the relevant time.

      "Calculation Agent"--see page  7 of the Prospectus.

       "Calculation Date" when used with respect to any Interest Determination Date means the date by which the applicable interest rate must be determined, which date will be the earlier of (i) the tenth calendar day following such Interest Determination Date or, if such date is not a New York Business Day, the first New York Business Day occurring after such 10-day period or (ii) the New York Business Day immediately preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

       "Commercial Paper Rate" with respect to any Interest Determination Date means the Money Market Yield (see below) of the rate set forth in H.15(519) for that day opposite the Index Maturity under the caption "Commercial Paper". If such rate does not appear in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the Money Market Yield of the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for such Interest Determination Date in respect of the Index Maturity under the caption "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate does not appear in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities by 3:00 p.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of U.S. commercial paper in New York City as of 11:00 a.m., New York City time, for such Interest Determination Date for U.S. dollar commercial paper of the Index Maturity placed for industrial issuers whose bond rating is "AA" or the equivalent from a nationally recognized rating agency.

       "Composite  3:30  P.M. Quotations for  U.S.  Government
  Securities" means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Bank of New York.

      "Commission"--see page  2 of the Prospectus.

      "Company"--see page 1 of the Prospectus.

       "Consolidated  Net Tangible Assets" is defined  as  the
  total  assets of the Company and its Restricted Subsidiaries
  (less   applicable  depreciation,  amortization,  and  other
  valuation  reserves),  except to the extent

<PAGE A-3>

  resulting  from write-ups  of  capital  assets  (other  than
  write-ups   in connection  with accounting for acquisitions,
  in  accordance with  generally  accepted accounting principles), less all current liabilities (excluding intercompany liabilities) and all intangible assets of the Company and its Restricted
  Subsidiaries,   all  as  set  forth  on  the   most   recent
  consolidated balance sheet of the Company and its Restricted
  Subsidiaries, prepared in accordance with generally accepted accounting principles.

      "DTC"--see page 1 of the Prospectus.

      "Debt Securities"--see page 1 of the Prospectus.

      "Debt Warrant"--see page 1 of the Prospectus.

      "Debt Warrant Agent"--see page 25 of the Prospectus.

        "Debt   Warrant  Agreement"--see  page   25   of   the
   Prospectus.

        "Debt   Warrant  Certificate"--see  page  25  of   the
  Prospectus.

      "Depositary"--see page 1 of the Prospectus.

      "Discount Debt Security"--see page 1 of the Prospectus.

       "ECU" means the European Currency Unit and refers to a single unit of the composite currency known as the "European
  Currency".

       "Eurobond Basis" means the number of days in the applicable Interest Period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months, without regard to the date of the first day or last day of the applicable Interest Period unless, in the case of the final applicable Interest Period, the Scheduled Maturity Date is the last day of the month of February, in which case the Month of February shall not be considered to be lengthened to a 30-day month).

       "Event  of  Default" is defined in the Indenture.   See
  page 13 of the Prospectus for a discussion of Events of Default.

      "Exchange Act"--see page 2 of the Prospectus.

      "Exchange Rate Agent"--see page 7 of the Prospectus.

       "Federal Funds Rate" with respect to any Interest Determination Date means the rate set forth in H.15(519) for that day opposite the caption "Federal Funds (Effective)". If such rate does not appear in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for such Interest Determination Date under the caption "Federal Funds/Effective Rate". If such rate does not appear in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities by 3:00 p.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the Money Market Yield of the arithmetic mean for the last transaction in overnight U.S. dollar Federal Funds by three leading brokers of U.S. dollar Federal Funds transactions in New York City as of 11:00 a.m., New York City time, for such Interest Determination Date.

        "Fixed  Rate  Debt  Security"--see  page  1   of   the
  Prospectus.

<PAGE A-4>

       "Floating  Rate  Debt  Security"--see  page  1  of  the
  Prospectus.

      "Global Debt Security"--see page 1 of the Prospectus.

       "Holder" means (i) with respect to a Debt Security issued in definitive form, the beneficial owner of the Debt Security, and (ii) with respect to a Debt Security of any series that is issued in global form, the Depositary or a nominee thereof, in either case as reflected on the Security Register (as defined in the Indenture) maintained by the Trustee in its capacity as Paying Agent.

        "H.15(519)"  means  the  weekly  statistical   release
  designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

      "Holder of Record"--see page 8 of the Prospectus.

      "Index Maturity"--see page 9 of the Prospectus.

       "Index" or "applicable Index"--see page 10 of the Prospectus.

      "Indexed Debt Security"--see page 1 of the Prospectus.

      "Indenture"--see page 5 of the Prospectus.

      "Initial Interest Rate"--see page 10 of the Prospectus.

      "Interest Accrual Date"--see page 6 of the Prospectus.

       "Interest Determination Date" with respect to any Interest Reset Date means the date two Business Days prior to such Interest Reset Date.

      "Interest Payment Date"--see page 6 of the Prospectus.

      "Interest Period"--see page 10 of the Prospectus.

      "Interest Reset Date"--see page 10 of the Prospectus.

      "Issue Price"--see page 6 of the Prospectus.

       "LIBOR" with respect to any Interest Determination Date will be the rate for deposits in U.S. dollars or the Specified Currency (as the case may be) for a period of the Index Maturity that appears on the Telerate Page: (a) 3740 (for Australian Dollars); (b) 3740 (for Canadian Dollars);
  (c)  3750 (for Swiss Francs); (d) 3750 (for Deutsche Marks);
  (e) 3740 (for French Francs); (f) 3750 (for Pound Sterling);
  (g)  3740  (for Italian Lire); (h) 3750 (for Japanese  Yen);
  (i) 3740 (for Spanish Pesetas); (j) 3750 (for U.S. dollars), and (k) 3750 (for European Currency Units) as of 11:00 a.m., London Time, on such Interest Determination Date. If such rate does not appear on the specified Telerate Page by 9:00 a.m., New York City time, on such Interest Determination Date, the rate for such Interest Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars or in the Specified Currency (as the case may
  be) are offered by four major banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market for a period of the Index Maturity commencing on the applicable Interest Reset Date and in an amount that is representative for a single transaction in the relevant market at the relevant time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, the rate for such Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such

<PAGE A-5>

  Interest Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City or in the relevant financial center of the country issuing the Specified Currency (as the case may be) as of 11:00 a.m., local time in New York City or in such financial center, on such Interest Determination Date for loans in U.S. dollars or in the Specified Currency (as the case may be) to leading European banks for a period of the Index
  Maturity commencing on such Interest Reset Date and in an amount that is representative for a single transaction in the relevant market at the relevant time.

      "Market Exchange Rate"--see page 5 of the Prospectus.

       "Maturity Date" means the date on which the entire principal amount outstanding under a Debt Security becomes due and payable, whether on the Scheduled Maturity Date or by declaration of acceleration, call for redemption, or otherwise.

      "Maximum Interest Rate"--see page 6 of the Prospectus.

      "Minimum Interest Rate"--see page 9 of the Prospectus.

       "Money Market Yield" means, in respect of any security with a maturity of nine months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:


     Money   Market   Yield   = D   X   360      X 100
                               --------------
                                360 - (D X M)

  where "D" refers to the per annum rate for a security, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Period.

       "New York Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation, or executive order, to be closed in the City of New York and: (i) with respect to any Debt Security denominated or payable in ECUs, that is also a Brussels Business Day, (ii) with respect to any Debt Security denominated or payable in any other Specified Currency, that is also a Business Day in the financial center of the country issuing such Specified Currency, and (iii) with respect to any Debt Security the principal of or interest on which will be determined by reference to LIBOR, that is also a London Business Day. See also "Business Day".

      "Participant"--see page 11 of the Prospectus.

       "Paying Agent" means the agent appointed by the Company
  to  distribute amounts payable by the Company  on  the  Debt
  Securities.   The  Company  has designated  the  Trustee  as
  Paying Agent.

      "PepsiCo" -- see page 3 of the Prospectus.

      "Pricing Supplement" -- see page 1 of the Prospectus.

       "Prime Rate" with respect to any Interest Determination Date means the rate set forth in H.15(519) for that day opposite the caption "Bank Prime Loan". If such rate does not appear in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for that Interest Determination Date as quoted on the Reuters Screen NYMF Page for such Interest Determination Date or, if fewer than four rates appear on the Reuters Screen NYMF Page for such Interest Determination Date, the rate will be the arithmetic mean of the rates of interest publicly announced by three

<PAGE A-6>

  major banks in New York City as its U.S. dollar prime rate or base lending rate as in effect for such Interest Determination Date.
  Each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement.

        "Principal  Payment  Date"  --  see  page  6  of   the
  Prospectus.

        "Prospectus  Supplement"  --  see  page   1   of   the
  Prospectus.

       "Record Date" means any date as of which the Holder of a Debt Security will be determined by the Trustee for any purpose described herein or in the Indenture, such determination to be made as of the close of business on such date by reference to the Security Register (as defined in the Indenture) maintained by the Trustee in its capacity as Paying Agent.

        "Registration  Statement"  --  see  page  2   of   the
  Prospectus.

       "Restricted Property" is defined in the Indenture as any single manufacturing or processing plant, office, building, or warehouse owned or leased by the Company or a Restricted Subsidiary, other than any such facility or portion thereof that, in the opinion of the Board of Directors of the Company, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole, provided, that no such facility (or portion thereof) will be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of the Company's Consolidated Net Tangible Assets.

       "Restricted Subsidiary" is defined in the Indenture as any subsidiary of the Company other than an Unrestricted
  Subsidiary.

        "Scheduled  Maturity  Date"  --  see  page  6  of  the
  Prospectus.

      "Securities" -- see page 1 of the Prospectus.

      "Securities Act" -- see page 2 of the Prospectus.

      "Settlement Date" -- see page 6 of the Prospectus.

      "Shelf Warrant" -- see page 1 of the Prospectus.

      "Shelf Warrant Agent" -- see page 25 of the Prospectus.

       "Shelf  Warrant  Agreement"  --  see  page  25  of  the
  Prospectus.

       "Shelf  Warrant  Certificate" -- see  page  25  of  the
  Prospectus.

      "Specified Currency" -- see page 1 of the Prospectus.

      "Spread" -- see page 9 of the Prospectus.

      "Spread Divisor" -- see page 9 of the Prospectus.

      "Spread Multiplier" -- see page 9 of the Prospectus.

       "Supplement" means any Pricing Supplement or Prospectus
  Supplement.

<PAGE A-7>

      "30/360" -- see "Bond Basis".

      "30E/360" -- see "Eurobond Basis".

      "360/360" -- see "Bond Basis".

      "Trustee" -- see page 5 of the Prospectus.

       "US Treasury Bill Rate" with respect to any Interest Determination Date means the rate at which United States Treasury bills are auctioned, as set forth in H.15(519) for that day opposite the Index Maturity under the caption "U.S. Government Security/Treasury Bills/Auction Average (Investment)". If such rate does not appear in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the Bond Equivalent Yield (as defined below) of the auction average rate for those Treasury bills as announced by the United States Department of the Treasury. If United States Treasury bills of the Index Maturity are not auctioned during any period of seven consecutive calendar days ending on and including any Friday, and a U.S. Treasury Bill Rate would have been available on the applicable Interest Determination Date if such Treasury bills had been auctioned during that seven day period, an Interest Determination Date will be deemed to have occurred on the day during that seven-day period on which such Treasury bills would have been auctioned in accordance with the usual practices of the United States Department of the Treasury, and the rate for that Interest Determination Date will be the Bond Equivalent Yield of the rate set forth in H.15(519) for that day opposite the Index Maturity under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". If such interest rate does not appear in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates of three primary United States Government dealers in New York City as of approximately 3:30 p.m., New York City time, for such Interest Determination Date for the issue of United States Treasury bills with a remaining maturity closest to the Index Maturity.

       For  the  purposes of this definition, the  term  "Bond
  Equivalent Yield" is to be calculated in accordance with the following formula:


        Bond   Equivalent   Yield   = D   X    N
                                      -----------     X 100
                                      360 - (D X M)

  where "D" refers to the per annum rate for the security, quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Period.

      "Underwriter" -- see page 1 of the Prospectus.

       "Unrestricted Subsidiary" means A&M Food Services, Inc., Kentucky Fried Chicken of California, Inc., Pizza Hut, Inc., Pizza Management, Inc., QSR, Inc., Taco Bell Corp., any Subsidiaries thereof and any other Subsidiary of the Company (not at the time designated a Restricted Subsidiary)
  (i) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services, or other similar operations, or any combination thereof,
  (ii) substantially all the assets of which consist of the capital stock of one or more such Subsidiaries, or
  (iii)   designated  as  such  by  the  Company's  Board   of
  Directors; provided that such designation will not constitute a violation of the terms of the Securities.

      "Warrant Agent" -- see page 26 of the Prospectus.

      "Warrant Agreement" --see page 25 of the Prospectus.

<PAGE A-8>

      "Warrant Certificate" -- see page 25 of the Prospectus.

  No person has been authorized to give
any   information  or   to   make   any
representations   other   than    those            U.S. $4,587,000,000
contained   in   or   incorporated   by
reference  in  this Prospectus  or  any
applicable   Supplement  in  connection              [PEPSICO LOGO]
with  the  offer  contained  herein  or
therein  and,  if given or  made,  such       Debt Securities and Warrants
information or representations must not    Due Not Less Than Nine Months from
be   relied   upon   as   having   been               Date of Issue
authorized  by the Company  or  by  any
agent.   Neither the delivery  of  this
Prospectus or any applicable Supplement
nor   any   sale   made  hereunder   or
thereunder     shall,     under     any                PROSPECTUS
circumstances,  create any  implication
that  there has been no change  in  the
affairs  of the Company since the  date
hereof   or   thereof,  or   that   the           November       , 1995
information  contained or  incorporated
by   reference  herein  or  therein  is
correct  as  of any time subsequent  to
its  date.  Neither this Prospectus nor
any  applicable Supplement  constitutes
an  offer to sell or a solicitation  of
an  offer  to  buy Debt  Securities  or
Warrants  in any jurisdiction in  which
such  offer or solicitation is unlawful
or  in  which  the person  making  such
offer  or solicitation is not qualified
to do so.

           TABLE OF CONTENTS
                                           Page

Available Information                        2
Incorporation of Certain Documents by        2
Reference
Important Currency Exchange Information      3
The Company                                  3
Use of Proceeds                              5
Ratio of Earnings to Fixed Charges           5
Description of Debt Securities               5
            General                          6
            Exchange Rate and Other          7
            Calculations
            Payment Currency                 7
            Interest and Principal           8
            Payments
            Fixed Rate Debt Securities       9
            Floating Rate Debt               9
            Securities
            Indexed Debt Securities        10
            Global Debt Securities         11
            Certain Indenture
            Provisions                     12
            Currency and Index-Related
            Risk Factors                   15
            United States Tax
            Considerations                 17
Description of Warrants                    25
     General                               26
     Debt Warrants                         26
     Shelf Warrants                        26
Plan of Distribution                       27
Legal Opinions                             28
Experts                                    28
Glossary                                   A-1

<PAGE II-1>
                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


  Item 14.  Other Expenses of Issuance and Distribution

      The  expenses  in  connection  with  the  issuance   and
  distribution of the securities being registered, other than underwriting compensation, are:


Securities and Exchange               $  500,000.00
Commission Registration Fee
Accounting Fees and Expenses*         $  165,000.00
Trustee's Fees and Expenses           $   30,000.00
(including counsel fees)*
Blue Sky Fees and Expenses            $   30,000.00
(including counsel fees)*
Printing and Engraving Fees*          $   10,000.00
Rating Agency Fees*                   $  810,000.00
Miscellaneous*                        $    5,000.00
                                      _____________
Total                                 $1,550,000.00

  ____________________

  *Estimated


  Item 15.  Indemnification of Directors and Officers.

       (i)   Sections  55-8-50 through 55-8-58  of  the  North
  Carolina Business Corporation Act provide as follows:

      Section 55-8-50.  Policy statement and definitions.

            (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

           (b)  Definition in this Part:

             (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

            (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A Director is considered to be serving any employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to

<PAGE II-2>
       participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

            (3) "Expenses" means expenses of every kind in defending a proceeding, including counsel fees.

            (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

            (4a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

            (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

            (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

            (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

      Section 55-8-51.  Authority to indemnify.

            (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                      (1)  He conducted himself in good faith;
            and

                      (2)   He reasonably believed (i) in  the
            case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and

                       (3)    In  the  case  of  any  criminal
            proceeding, he had no reasonable cause to believe his conduct was unlawful.

            (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfied the requirement of subsection (a)(2)(ii).

            (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

            (d) A corporation may not indemnify a director under this section:

                      (1)  In connection with a proceeding  by
            or in the right of the corporation in which the director was adjudged liable to the corporation;
            or

<PAGE II-3>


                       (2)    In  connection  with  any  other
            proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

            (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

            (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

      Section 55-8-52.  Mandatory indemnification.

       Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

      Section 55-8-53.  Advance for expenses.

        Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

    Section 55-8-54.  Court-ordered indemnification.

        Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

             (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification;

             (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

       Section 55-8-55.    Determination   and   authorization   of
  indemnification.

            (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

<PAGE II-4>


           (b)  The determination shall be made:

                       (1)   By  the  board  of  directors  by
            majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                      (2)   If  a  quorum cannot  be  obtained
            under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                        (3)     By   special   legal   counsel
            (i) selected by the board of directors or its committee in the manner prescribed in subdivision
            (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selected directors who are parties may participate); or

                      (4)   By  the shareholders,  but  shares
            owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

             (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

       Section 55-8-56. Indemnification of officers, employees, and agents.

        Unless   a  corporation's  articles  of  incorporation
  provide otherwise:

            (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

            (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

            (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

      Section 55-8-57.  Additional indemnification and insurance.

       (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign

<PAGE II-5>

  or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from
  the   corporation   of  reasonable  costs,   expenses,   and
  attorney's fees in connection with the enforcement of rights to  indemnification granted therein and may further  include
  provisions    establishing   reasonable    procedures    for
  determining and enforcing the rights granted therein.

        (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.


       (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this act.

      Section 55-8-58. Application of Part.

       (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

       (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

       (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before the effective date of this act.

       (ii) Section 3.07 of Article III of the By-Laws of  the
  Company provides as follows:

            Unless the Board of Directors shall determine otherwise, the Corporation shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation, as a director, officer or employee of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such indemnification may, in the discretion of the Board, include advances of a director's, officer's or employee's expenses prior to final disposition of such action, suit or proceeding. The right of indemnification provided for in this Section 3.07 shall not exclude any rights to which such persons may otherwise be entitled to contract or as a matter of law.

<PAGE II-6>

       (iii) Officers and directors of the Company are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.

  Item 16.  Exhibits.

                 1        Form of Distribution Agreement.

                 3        Restated Articles of Incorporation.

                 4 (a)    Indenture,  dated   as   of
                 December 14, 1994, between PepsiCo, Inc.  and
                 The    Chase    Manhattan   Bank    (National
                 Association) as Trustee.

                 (b)      Forms  of Debt Securities (included
                 as Exhibits A and B to the Indenture filed herewith as Exhibit 4(a)).

                 (c)       Form of Fixed Rate Note.

                 (d)       Form of Floating Rate Note.

                 (e)       Form of Debt Warrant Agreement.

                 (f)       Form  of  Debt Warrant  Certificate
                 (included  as  Annex A to the  form  of  Debt
                 Warrant  Agreement filed herewith as  Exhibit
                 4(e)).

                 5          Opinion  and  consent  of  Douglas
                 Cram,  Esq.,  Vice  President  and  Assistant
                 General Counsel of the Company.

                 8          Opinion  and  consent  of  Matthew
                 M. McKenna, Esq., Vice President, Taxes of the Company.

                 12             PepsiCo, Inc. and Subsidiaries
                 Statement of Computation of Ratio of Earnings to Fixed Charges (Unaudited).

                 15        Letter  from KPMG Peat Marwick  LLP
                 regarding    unaudited   interim    financial
                 information ("Accountants' Acknowledgment"), incorporated herein by reference to Exhibit 15 to the Company's Quarterly Reports on Form 10-Q for the twelve weeks ended March 25, 1995, the twelve and twenty-four weeks ended June, 17, 1995 and the twelve and thirty-six weeks ended September 9, 1995.

                 23(a)        Consent  and  Acknowledgment  of  KPMG  Peat
                  Marwick LLP.

                 (b)       The  consent of Douglas Cram,  Esq.
                 is   contained  in  his  opinion   filed   as
                 Exhibit 5 to this Registration Statement.

                 (c)       The  consent of Matthew M. McKenna,
                 Esq.  is  contained in his opinion  filed  as
                 Exhibit 8 to this Registration Statement.

                 24        Power of Attorney of PepsiCo,  Inc.
                 and certain of its officers and directors, incorporated herein by reference to
                 Exhibit 24 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                       25          Form   T-1   Statement   of
                 Eligibility and Qualification under the Trust
                 Indenture  Act of 1939 of The Chase Manhattan
                 Bank (National Association).

<PAGE II-7>

Item 17.  Undertakings.

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration
       Statement:

                      (i)   To include any prospectus required
            by Section 10(a)(3) of the Securities Act of 1933;

                      (ii)   To reflect in the prospectus  any
            facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii)    To   include   any   material
            information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

       provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

<PAGE S-1>

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, PepsiCo, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Purchase, New York on the 14th day of November, 1995.

                                 PEPSICO, INC.


                       By: /s/ LAWRENCE F. DICKIE
                           -----------------------------
                               Lawrence F. Dickie
                               (Attorney-in-Fact)
                          Vice President, Associate General
                          Counsel and Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Signature               Title                    Date

D. WAYNE CALLOWAY*      Chairman of the      November 14, 1995
(D. Wayne Calloway      Board,
                        Chief Executive
                        Officer and
                        Director

ROBERT G. DETTMER*      Executive Vice       November 14, 1995
(Robert G. Dettmer)     President and
                        Chief Financial
                        Officer

ROBERT L. CARLETON*     Senior Vice
(Robert L. Carleton)    President and
                        Controller
                        (Chief Accounting     November 14, 1995
                        Officer)

JOHN F. AKERS*
(John F. Akers)         Director              November 14, 1995


ROBERT E. ALLEN*
(Robert E. Allen)       Director              November 14, 1995


ROGER A. ENRICO         Vice Chairman of
(Roger Enrico)*         the Board and
                        Chairman and Chief
                        Executive Officer,     November 14, 1995
                        PepsiCo Worldwide
                        Restaurants


JOHN J. MURPHY*
(John J. Murphy.)       Director                November 14, 1995


ANDRALL E. PEARSON*
(Andrall E. Pearson)    Director                November 14, 1995


SHARON PERCY
ROCKEFELLER*
(Sharon Percy           Director                November 14, 1995
Rockefeller)

ROGER B. SMITH*
(Roger B. Smith)        Director                November 14, 1995


ROBERT H. STEWART,
III*
(Robert H. Stewart,    Director                 November 14, 1995
III)

<PAGE S-2>

FRANKLIN A. THOMAS
(Franklin A. Thomas)         Director           November 14, 1995


P. ROY VAGELOS*
(P. Roy Vagelos)             Director           November 14, 1995


ARNOLD R. WEBER*
(Arnold R. Weber)            Director           November 14, 1995



By: /s/ LAWRENCE F. DICKIE
   ---------------------------
       (Lawrence F. Dickie)
        Attorney-in-Fact



































                               S-2

                        INDEX TO EXHIBITS

                 DESCRIPTION                   EXHIBIT NO.

Form of Distribution Agreement                      1

*Restated Articles of Incorporation of              3
PepsiCo, Inc., which is incorporated herein
by reference from Exhibit 4(a) to PepsiCo's
Registration Statement on Form S-3
(Registration No. 57181).

*Indenture, dated as of December 14, 1994,        4(a)
between PepsiCo, Inc. and The Chase Manhattan
Bank (National Association) as Trustee, which
is incorporated herein by reference from
Exhibit 4(a) to PepsiCo's Registration
Statement on Form S-3 (Registration No.
57181).

*Forms of Debt Securities (included as             (b)
Exhibits A and B to the Indenture which is
incorporated herein by reference from Exhibit
4(a) to PepsiCo's Registration Statement on
Form S-3 (Registration No. 57181)).

Form of Fixed Rate Note                            (c)

Form of Floating Rate Note                         (d)

Form of Debt Warrant Agreement                     (e)

*Form of Debt Warrant Certificate (included        (f)
as Exhibit A to the form of Debt Warrant
Agreement which is incorporated herein by
reference from Exhibit 4(e) to this
Registration Statement).

Opinion and Consent of Douglas Cram, Esq.,          5
Vice President and Assistant General Counsel
of the Company

Opinion and Consent of Matthew M. McKenna,          8
Esq., Vice President, Taxes of the Company
(to be filed by amendment)

PepsiCo, Inc. and Subsidiaries Statement of        12
Computation of Ratio of Earnings to Fixed
Charges (Unaudited)

Letter from KPMG Peat Marwick LLP regarding        15
unaudited interim financial ("Accountants'
Acknowledgment") information, incorporated
herein by reference to Exhibit 15 to the
Company's Quarterly Reports on Form 10-Q for
the twelve weeks ended March 25, 1995, the
twelve and twenty-four weeks ended June 17,
1995 and the twelve and thirty-six weeks
ended September 9, 1995.

Consent and Acknowledgment of KPMG Peat           23(a)
Marwick LLP

*The consent of Douglas Cram, Esq. is
contained in his opinion filed as Exhibit 5 to this Registration Statement

*The consent of Matthew M. McKenna, Esq. is contained in his opinion filed as Exhibit 8 to this Registration Statement

*Power of Attorney of PepsiCo and certain of       24
its officers and directors, incorporated
herein by reference to Exhibit 24 to
PepsiCo's Annual Report on Form 10-K for the
fiscal year ended December 31, 1994

Form T-1 Statement of Eligibility and              25
Qualification under the Trust Indenture Act
of 1939 of The Chase Manhattan Bank (National
Association) (to be filed as an amendment)



__________________________________________
*Incorporated by reference

